EXHIBIT 10.25


                         AGREEMENT OF PURCHASE AND SALE
                         Dated as of February 24, 1997
                               Among SIMON UNITED
                              STATES HOLDINGS INC.
                      and SIMON OVERSEAS HOLDINGS LIMITED,
                                  as Sellers,
                             SIMON ENGINEERING plc,
                                   as Parent,
                             and TEREX CORPORATION,
                                    as Buyer

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                                TABLE OF CONTENTS


ARTICLE I  TERMS OF PURCHASE AND SALE . . . . . . . . . . . . . . . . . .1
      1.01.      Sale of the Shares . . . . . . . . . . . . . . . . . . .1
      1.02.      The Closing. . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE II       REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND
                   PARENT. . . .. . . . . . . . . . . . . . . . . . . . .5
      2.01.      Corporate Power and Authority; Effect of
                  Agreement . . . . . . . . . . . . . . . . . . . . . . .5
      2.02.      Capitalization; the Shares . . . . . . . . . . . . . . .5
      2.03.      Subsidiaries . . . . . . . . . . . . . . . . . . . . . .6
      2.04.      Organization of the Companies and the
                  Subsidiaries. . . . . . . . . . . . . . . . . . . . . .6
      2.05.      Financial Statements; Undisclosed Liabilities. . . . . .6
      2.06.      Absence of Certain Changes or Events . . . . . . . . . .8
      2.07.      Title to Assets. . . . . . . . . . . . . . . . . . . . .8
      2.08.      Commitments. . . . . . . . . . . . . . . . . . . . . . .9
      2.09.      Insurance. . . . . . . . . . . . . . . . . . . . . . . 10
      2.10.      Litigation . . . . . . . . . . . . . . . . . . . . . . 10
      2.11.      Compliance with Law; Licenses, Permits . . . . . . . . 11
      2.12.      Employee Benefit Plans . . . . . . . . . . . . . . . . 11
      2.13.      Consents . . . . . . . . . . . . . . . . . . . . . . . 12
      2.14.      Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 13
      2.15.      Fees . . . . . . . . . . . . . . . . . . . . . . . . . 13
      2.16.      Environmental Matters. . . . . . . . . . . . . . . . . 13
      2.17.      Labor Matters. . . . . . . . . . . . . . . . . . . . . 15
      2.18.      Affiliates' Relationships to the Companies . . . . . . 15
      2.19.      Patents and Trademarks . . . . . . . . . . . . . . . . 15
      2.20.      Conflicts of Interest. . . . . . . . . . . . . . . . . 16
      2.21.      Accounts Receivable; Inventory . . . . . . . . . . . . 16
      2.22.      Misleading Statements. . . . . . . . . . . . . . . . . 17
      2.23.      Products Liability . . . . . . . . . . . . . . . . . . 17
      2.24.      Disclaimer . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . 17
      3.01.      Organization . . . . . . . . . . . . . . . . . . . . . 17
      3.02.      Corporate Power and Authority; Effect of
                  Agreement . . . . . . . . . . . . . . . . . . . . . . 17
      3.03.      Consents . . . . . . . . . . . . . . . . . . . . . . . 18
      3.04.      Availability of Funds. . . . . . . . . . . . . . . . . 18
      3.05.      Litigation . . . . . . . . . . . . . . . . . . . . . . 18
      3.06.      Purchase for Investment. . . . . . . . . . . . . . . . 18
      3.07.      Disclaimer . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE IV       COVENANTS OF THE SELLERS AND PARENT. . . . . . . . . . 18
      4.01.      Cooperation by the Sellers . . . . . . . . . . . . . . 18
      4.02.      Conduct of Business. . . . . . . . . . . . . . . . . . 18
      4.03.      Access . . . . . . . . . . . . . . . . . . . . . . . . 19
      4.04.      Further Assurances . . . . . . . . . . . . . . . . . . 20
      4.05.      Covenant Not to Compete. . . . . . . . . . . . . . . . 20
      4.06.      Stockholders' Meetings . . . . . . . . . . . . . . . . 21
      4.07.      No Solicitation. . . . . . . . . . . . . . . . . . . . 21

ARTICLE V  COVENANTS OF BUYER . . . . . . . . . . . . . . . . . . . . . 22
      5.01.      Cooperation by Buyer . . . . . . . . . . . . . . . . . 22
      5.02.      Books and Records; Personnel . . . . . . . . . . . . . 22
      5.03.      Further Assurances . . . . . . . . . . . . . . . . . . 23
      5.04.      Release of Guaranties. . . . . . . . . . . . . . . . . 23

ARTICLE VI       ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . 23
      6.01.      Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 23
      6.02.      Corporate Name . . . . . . . . . . . . . . . . . . . . 27
      6.03.      Cella Name . . . . . . . . . . . . . . . . . . . . . . 28
      6.04.      Simon LTI, Simon Duplex and Simon (UK) . . . . . . . . 28
      6.05.      Cash Management. . . . . . . . . . . . . . . . . . . . 29
      6.06.      Changes to Representations and Warranties. . . . . . . 29

ARTICLE VII      CONDITIONS TO BUYER'S OBLIGATIONS. . . . . . . . . . . 30
      7.01.      Representations, Warranties and Covenants of the
                  Sellers . . . . . . . . . . . . . . . . . . . . . . . 30
      7.02.      No Prohibition . . . . . . . . . . . . . . . . . . . . 30
      7.03.      Governmental Consents. . . . . . . . . . . . . . . . . 30
      7.04.      Intercompany Accounts. . . . . . . . . . . . . . . . . 30
      7.05.      FIRPTA . . . . . . . . . . . . . . . . . . . . . . . . 31
      7.06.      Consents . . . . . . . . . . . . . . . . . . . . . . . 31
      7.07.      Release of Encumbrances. . . . . . . . . . . . . . . . 31
      7.08.      Resignation of Officers and Directors. . . . . . . . . 31
      7.09.      Books and Records. . . . . . . . . . . . . . . . . . . 31

ARTICLE VIII     CONDITIONS TO PARENT'S AND THE
                  SELLERS' OBLIGATIONS. . . . . . . . . . . . . . . . . 31
      8.01.      Representations, Warranties and Covenants of
                  Buyer . . . . . . . . . . . . . . . . . . . . . . . . 31
      8.02.      No Prohibition . . . . . . . . . . . . . . . . . . . . 32
      8.03.      Governmental Consents. . . . . . . . . . . . . . . . . 32
      8.04.      Shareholder Approval . . . . . . . . . . . . . . . . . 32
      8.05.      Lender Consent and Releases. . . . . . . . . . . . . . 32
      8.06.      Books and Records. . . . . . . . . . . . . . . . . . . 32

ARTICLE IX       EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS. . . . . 32
      9.01.      Definitions. . . . . . . . . . . . . . . . . . . . . . 32
      9.02.      Employment . . . . . . . . . . . . . . . . . . . . . . 33
      9.03.      Simon U.S. Retirement Plan . . . . . . . . . . . . . . 33
      9.05.      Severance. . . . . . . . . . . . . . . . . . . . . . . 35
      9.06.      Indemnity. . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE X  TERMINATION PRIOR TO CLOSING . . . . . . . . . . . . . . . . 35
      10.01.     Termination. . . . . . . . . . . . . . . . . . . . . . 35
      10.02.     Effect on Obligations. . . . . . . . . . . . . . . . . 36

ARTICLE I.       MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . 36
      11.01.     Survival . . . . . . . . . . . . . . . . . . . . . . . 36
      11.02.     Indemnification. . . . . . . . . . . . . . . . . . . . 37
      11.03.     Interpretive Provisions. . . . . . . . . . . . . . . . 40
      11.04.     Entire Agreement . . . . . . . . . . . . . . . . . . . 40
      11.05.     Successors and Assigns . . . . . . . . . . . . . . . . 40
      11.06.     Headings . . . . . . . . . . . . . . . . . . . . . . . 41
      11.07.     Modification and Waiver. . . . . . . . . . . . . . . . 41
      11.08.     Expenses . . . . . . . . . . . . . . . . . . . . . . . 41
      11.09.     Notices. . . . . . . . . . . . . . . . . . . . . . . . 41
      11.10.     Governing Law. . . . . . . . . . . . . . . . . . . . . 42
      11.11.     Public Announcements . . . . . . . . . . . . . . . . . 43
      11.12.     Counterparts . . . . . . . . . . . . . . . . . . . . . 43
      11.13.     Currency Conversion. . . . . . . . . . . . . . . . . . 43
      11.14.     Exhibits and Disclosure Schedule . . . . . . . . . . . 43


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                                  DEFINED TERMS



Term                                                        Section

9.01(e) Employees ........................................  9.01(e)
Ancillary Document .......................................  11.01
Agreed Accounting Principles .............................  2.05(c)
Arbitrator ...............................................  1.03(b)(iii)
Audited Financial Statements .............................  2.05(b)
Benefit Arrangements .....................................  9.01(d)
Books and Records ........................................  5.02(a)
Book Value ...............................................  1.03(a)
Business .................................................  9.01(a)
Buyer ....................................................  Preamble
Buyer's Certificate ......................................  8.01
Buyer's Health Plan ......................................  9.04(b)
Buyer's Retirement Plan ..................................  9.03(a)
Buyer's Taxes ............................................  6.01(e)
CAA ......................................................  2.16(d)(i)
CERCLA ...................................................  2.16(d)(i)
CERCLIS ..................................................  2.16(a)
Closing ..................................................  1.02
Closing Date .............................................  1.02
Closing Date Balance Sheets ..............................  1.03(b)(i)
COBRA ....................................................  2.12(g)
Code .....................................................  2.12(b)
Commitments ..............................................  2.08
Company ..................................................  Preamble
Companies ................................................  Preamble
Company Benefit Plans ....................................  9.01(c)
Confidentiality Agreement ................................  4.03
CWA ......................................................  2.16(d)(i)
Deductible ...............................................  11.02(a)
Disbursements ............................................  6.05(a)
Disclosure Schedule ......................................  2.02
Employee .................................................  9.01(b)
Employees ................................................  9.01(b)
Encumbrances .............................................  2.02(b)
Environmental Breach .....................................  11.01
Environmental Laws .......................................  2.16(d)(i)
Environmental Losses .....................................  2.16(d)(vi)
Environmental Permit .....................................  2.16(d)(iv)
ERISA ....................................................  2.12(b)
Existing Guarantees ......................................  5.04
Facilities ...............................................  2.16(d)(v)
HMTA .....................................................  2.16(d)(i)
Hazardous Substances .....................................  2.16(d)(ii)
HSR Act ..................................................  2.13
Indemnitee ...............................................  11.02(c)(i)
Indemnitor ...............................................  11.02(c)(i)
Intellectual Property Rights .............................  2.19
Interim Combining Balance Sheet ..........................  2.05(a)
Interim Financial Statements .............................  2.05(a)
Irish GAAP ...............................................  2.05(a)
IRS ......................................................  2.12(b)
Italian GAAP .............................................  2.05(c)
Litigation ...............................................  2.10
Lockbox Accounts .........................................  6.05(b)
Logos ....................................................  6.02(a)
Logo Window Period .......................................  6.02(b)
Losses ...................................................  11.02
Material Adverse Effect ..................................  2.04
Names ....................................................  6.02(a)
Name Window Period .......................................  6.02(b)
Notice ...................................................  11.02(c)(i)
Notice of Disagreement ...................................  1.03(b)(iii)
NPL ......................................................  2.16(a)
Parent ...................................................  Preamble
Patent Rights ............................................  2.19
Pre-Closing Cash .........................................  6.05(b)
Pre-Closing Taxes ........................................  6.01(b)
Purchase Price ...........................................  1.03(a)
RCRA .....................................................  2.16(d)(i)
Real Property ............................................  2.07(c)
Reference Amount .........................................  1.03(a)
Release ..................................................  2.16(d)(iii)
Restricted Business ......................................  4.05(a)
Retirement Plan Transferees ..............................  9.03(a)
Section 338 Forms ........................................  6.01(h)(2)(a)
Section 338(h)(10) Elections .............................  6.01(h)
Sellers ..................................................  Preamble
Sellers' Certificates ....................................  7.01
Sellers' Refunds .........................................  6.01(c)
Shares ...................................................  Preamble
Sim-Tech Management ......................................  Preamble
Simon Aerials ............................................  Preamble
Simon Duplex .............................................  4.05(a)
Simon Health Plan ........................................  9.04(b)
Simon Ireland ............................................  Preamble
Simon LTI ................................................  4.05(a)
Simon Overseas ...........................................  Preamble
Simon Retirement Plan ....................................  9.03
Simon-Cella ..............................................  Preamble
Simon-Tomen ..............................................  Preamble
Simon UK .................................................  4.05(a)
Straddle Period ..........................................  6.01(b)
Straddle Returns .........................................  6.01(a)(3)
Subsidiary ...............................................  2.03(a)
Subsidiaries .............................................  2.03(a)
SUSHI ....................................................  Preamble
Tax Matter ...............................................  6.01(f)
Telelect .................................................  Preamble
TSCA .....................................................  2.16(d)(i)
US Corporations ..........................................  6.05(a)
US GAAP ..................................................  2.05(c)
Valuation Date ...........................................  9.03(c)
WARN .....................................................  9.06(a)
Window Period ............................................  6.02(b)


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                         AGREEMENT OF PURCHASE AND SALE

     This Agreement, made and entered into this 24th day of February, 1997, by and among Simon United States Holdings Inc., a Delaware corporation ("SUSHI"), and Simon Overseas Holdings Limited, a company incorporated under the laws of England with registered number 786848 ("Simon Overseas" and, together with SUSHI, collectively referred to as the "Sellers"), Simon Engineering plc, a public limited company incorporated under the laws of England with registered number 52665 ("Parent"), and Terex Corporation, a Delaware corporation ("Buyer").

                              W I T N E S S E T H :

     WHEREAS, SUSHI owns all the issued and outstanding shares of capital stock of Simon-Telelect Inc., a Delaware corporation ("Telelect"), and of Simon Aerials Inc., a Wisconsin corporation ("Simon Aerials"); and Simon Overseas owns all the issued and outstanding shares of capital stock of Sim-Tech Management Limited, a private limited company incorporated under the laws of Hong Kong with registered number 152080 ("Sim-Tech Management"), of Simon-Cella, S.r.l., a company incorporated under the laws of Italy ("Simon-Cella"), and of Simon Aerials Limited, a company incorporated under the laws of Ireland ("Simon Ireland"), and 60% of the issued and outstanding shares of capital stock of Simon- Tomen Engineering Company Limited, a limited liability stock company (kabushiki kaisha) organized under the laws of Japan ("Simon-Tomen" and, together with Telelect, Simon Aerials, Sim- Tech Management, Simon-Cella and Simon Ireland, collectively referred to as the "Companies" or singularly as a "Company");

     WHEREAS, Parent is, directly or indirectly, the owner all the issued and outstanding capital stock of each Seller;

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Parent and the Sellers desire to sell to Buyer, and Buyer desires to buy from the Sellers, all of the aforesaid shares of capital stock of the Companies (the "Shares") owned by the Sellers;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions, hereinafter set forth, the parties do hereby agree as follows:


                                    ARTICLE I

                           TERMS OF PURCHASE AND SALE

     1.01. Sale of the Shares. (a) Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.02), and subject to Section 1.01(c) the Sellers shall sell the Shares to Buyer, and Buyer shall purchase the Shares from the Sellers for the Purchase Price specified in Section 1.03. The Closing shall be effective as of the opening of business on the Closing Date.

          (b) At the Closing (as defined in Section 1.02), the Sellers shall deliver to Buyer, against payment of the Purchase Price, certificates representing the Shares (other than the Shares in Simon-Cella), duly endorsed in blank for transfer or accompanied by duly executed stock powers, stock transfer forms or other instruments of transfer assigning such Shares in blank, and shall take all actions necessary to cause the Shares in Simon-Cella to be registered in Buyer's name in the register of shareholders of Simon-Cella in each case free and clear of all Encumbrances (as defined in Section 2.02(b)). The aggregate cost of any documentary, stamp, sales, excise, transfer or other taxes payable (other than income taxes payable by the Sellers) in respect of the sale of the Shares shall be borne 50% by Buyer and 50% by the Sellers.

          (c) If Tomen Corporation exercises its right of first refusal to purchase the Shares of Simon-Tomen pursuant to this Agreement, then such Shares shall not be sold pursuant hereto, and there shall be no adjustment to the Purchase Price as a result thereof, except as set forth in Section 1.03. In such event, all references to the Companies in this Agreement shall be deemed not to include Simon-Tomen and any representations with respect to Simon-Tomen shall be deemed to have been deleted.

     1.02. The Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the New York offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, commencing at 10:00 a.m. on April 7, 1997 or if the conditions to the Closing set forth in Articles VII and VIII have not been satisfied by such date, as soon as practicable after such conditions have been satisfied (the "Closing Date").

     1.03. Purchase Price; Purchase Price Adjustment; and Payment. (a) The aggregate purchase price to be paid by Buyer for the Shares and to repay the portion of intercompany balances owned by Simon Ireland, Simon Cella, Sim-Tech Management and Simon-Tomen to Simon Overseas (collectively the "Offshore Intercompany Accounts") not contributed to the capital of such Company shall be $90 million (the "Purchase Price"). The Purchase Price shall be allocated among the Companies as set forth on Section 1.03 of the Disclosure Schedule, and neither Buyer nor Parent or any Seller (nor any of their respective affiliates) shall take any position on any tax return or with any taxing authority that is inconsistent with the allocation of the Purchase Price set forth on Section 1.03 of the Disclosure Schedule; provided, however, that the Purchase Price allocable to Simon Ireland, Simon-Cella, Sim-Tech Management and Simon-Tomen shall, in all cases, be at least equal to the sum of (x) the Offshore Intercompany Account balance for such Company as of the close of business on the day preceding the Closing Date and (y) an amount sufficient to return any aggregate cash overdraft balance for all accounts of such Company as of the Closing Date to zero. The Purchase Price allocable to each of Simon Ireland, Simon Cella, Sim-Tech Management and Simon Tomen shall be applied first to repay the portion of the Offshore Intercompany Account balance for such Company not contributed to the capital of such Company and second to the purchase price for the Shares of such Company. To the extent specified in the following sentence, the Purchase Price shall be adjusted pursuant to this Section 1.03(a) in the event and to the extent that the Closing Date Balance Sheet (as defined in Section 1.03(b)) reveals that the aggregate Book Value (as defined below) for all Companies and Subsidiaries, rounded to the nearest $1,000, as of the close of business on the day before the Closing Date is not equal to $63,996,000 (which amount is subject to adjustment to include the capitalization of the net intercompany account balances after reconciliation thereof) (the "Reference Amount"). If the Closing Date Balance Sheet reveals that aggregate Book Value for all Companies and Subsidiaries is less than the Reference Amount by more than $1 million, Parent or the Seller shall, and if the Closing Date Balance Sheet reveals that aggregate Book Value is greater than the Reference Amount by more than $1 million, Buyer shall, pay an amount equal to the amount by which such shortfall or excess exceeds the Reference Amount. Payment of such Purchase Price adjustment shall be made prior to the close of business on the second business day following the date that the Closing Date Balance Sheet shall become final and binding pursuant to Section 1.03(b)(iii) in U.S. dollars by wire transfer of immediately available funds to the account of Buyer or the Sellers, as the case may be, specified thereby, together with interest on such Purchase Price adjustment at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A., as its base rate plus 2%, calculated based on the number of days elapsed over 365, from the Closing Date to the date of payment. If the consent of Tomen Corporation to the transfer of the Shares in Simon-Tomen is not obtained prior to the Closing Date, the Reference Amount shall be reduced by an amount equal to the Book Value attributable to Simon-Tomen as shown on the Interim Combining Balance Sheet and the Closing Date Balance Sheet and Book Value as of the close of business the day before the Closing Data shall be calculated without regard to Simon-Tomen. The term "Book Value" shall mean the amount derived by deducting the total liabilities of all Companies and Subsidiaries, after eliminating any intercompany account balance from the total assets of all Companies and Subsidiaries, in each case as reflected on the Interim Combining Balance Sheet (as defined in Section 2.05(a)) and the Closing Date Balance Sheet. Any adjustment to the Purchase Price pursuant to this
Section 1.03 shall be allocated to the Purchase Price for the Company or Companies to which the item or items giving rise to such adjustment are attributable based on the ratio of the amount of claims attributable to such Company versus the total amount of all claims. For all purposes of this Agreement, references to the intercompany accounts of any Company or Subsidiary refer to the intercompany accounts of that Company or Subsidiary with Parent or any subsidiary of Parent. All references herein to "dollars" or "$" shall be to U.S. dollars (U.S. $) unless otherwise specified.

          (b) (i) On or before the 90th day following the Closing Date, the Sellers shall prepare and deliver to Buyer, in accordance with subsection (iii) below a combining balance sheet of all Companies and Subsidiaries as of the close of business on the day before the Closing Date, which balance sheet shall be reported on by the Seller's independent public accountants to have been properly prepared in accordance with the terms of this Agreement (a report in a form reasonably satisfactory to Parent, the Sellers and Buyer) and shall satisfy the following requirements (such balance sheet referred to as the "Closing Date Balance Sheet"):

               (A) The Closing Date Balance Sheet shall be prepared as if the Companies were not a part of, but were separate and independent from, any consolidated group of companies (other than those reported on in the Closing Date Balance Sheet) and all intercompany account balances shall be contributed to the capital of the Companies or, at the option of the Sellers with respect to Simon Ireland, Simon Cella, Sim-Tech Management and/or Simon-Tomen, all or a portion thereof shall be repaid with a portion of the Purchase Price allocable to such Company;

               (B) Except for the treatment of intercompany account balances as specified in clause (A) above, the Closing Date Balance Sheet shall be prepared on a basis consistent with the Audited Financial Statements, the Interim Combining Balance Sheet and the Interim Financial Statements and the past custom and practice of the Companies and the Subsidiaries to the extent consistent therewith. Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that the computation of Book Value will be done in a manner consistent with the methods used in the preparation of the Interim Financial Statements and that if disagreements should arise with respect to individual items of inclusion and/or exclusion, the governing principle will be that the adjustment contemplated by this Section 1.03 is intended to analyze the economic effects of a change in Book Value from the date of the Interim Financial Statements to the Closing Date.

          (ii) The Book Value for all Companies and Subsidiaries shall be determined by the Sellers and reported on by their independent accountants to have been properly prepared in accordance with the terms of this Agreement (a report in a form reasonably satisfactory to Parent, the Sellers and Buyer) and as set forth in a statement in the form of Appendix B.

          (iii) Buyer shall cause the Companies and their respective employees to assist the Sellers in preparing, and the Sellers' independent accountants in reporting on, the Closing Date Balance Sheet and shall provide the Sellers and their independent accountants access at all reasonable times to the personnel, properties, books and records of the Companies for such purpose. Buyer acknowledges that the Sellers and Sellers' independent accountants shall have responsibility and authority for preparing and reporting on, respectively, the Closing Date Balance Sheet in accordance with the terms of this Agreement. At Buyer's option and expense, a physical inventory shall be conducted by the Companies and the Subsidiaries on a date to be agreed by the Sellers and Buyer shortly before or promptly following the Closing Date for the purpose of preparing the Closing Date Balance Sheet, and the Sellers, Buyer and their respective independent accountants shall each have the right to observe the taking of such physical inventory. Any expense incurred by the Companies and the Subsidiaries in connection with such taking of physical inventory shall be for the account of Buyer and shall not be reflected in the Closing Date Balance Sheet or in determining aggregate Book Value as of the Closing Date. During the 45-day period following Buyer's receipt of the Closing Date Balance Sheet, Buyer and its independent accountants will be permitted, each upon delivery of an executed release agreements substantially in the form of Appendix C, to review the working papers of the Sellers' independent accountants relating to the Closing Date Balance Sheet. The Closing Date Balance Sheet shall become final and binding upon the parties on the forty-fifth day following receipt thereof by Buyer unless Buyer gives written notice of its disagreement ("Notice of Disagreement") to the Sellers prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of, and reasons for, any disagreement so asserted, which must equal or exceed $25,000 on an individual item by Company or Subsidiary basis. Any individual disagreement of less than $25,000 shall be disregarded in preparing the Notice of Disagreement. If a Notice of Disagreement is received by the Sellers in a timely manner, then the Closing Date Balance Sheet (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earlier of (x) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement or (y) the date any disputed matters are finally resolved in writing by the Arbitrator (as defined below). During the 45-day period following the delivery of a Notice of Disagreement, Parent, the Sellers and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement. At the end of such 45- day period, Parent, the Sellers and Buyer shall submit to an arbitrator (the "Arbitrator") for review and resolution any and all matters which remain in dispute. The Arbitrator shall be Coopers & Lybrand LLP, or if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be appointed by the President of the American Arbitration Association. The Arbitrator shall render a decision resolving the matters submitted to the Arbitrator within 30 days of receipt of such submission. The cost of any arbitration (including the fees of the Arbitrator) pursuant to this clause shall be borne 50% by Buyer and 50% by the Sellers. The fees and disbursements of Sellers' independent accountants, counsel and other costs incurred in connection with their certification of the Closing Date Balance Sheet shall be borne by the Sellers, and the fees and disbursements of Buyer's independent accountants, counsel and other costs incurred in connection with their review of the Closing Date Balance Sheet shall be borne by Buyer.

          (c) Payment of the Purchase Price shall be in U.S. dollars, and shall be made no later than 12:00 noon on the Closing Date by wire transfer of immediately available funds to the account or accounts of the Sellers at the bank or banks specified by the Sellers in writing at least two days prior to the Closing Date.


                                   ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND PARENT

     The Sellers and Parent, jointly and severally, represent and warrant to Buyer, both as of the date hereof and as of the Closing Date, except as to any representation and warranty which indicates that it is being made as of a specified date, as follows:

          2.01. Corporate Power and Authority; Effect of Agreement. Parent and each Seller are corporations duly organized or incorporated, validly existing and in good standing under the laws of their respective jurisdiction of incorporation or organization and have all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and each Seller of this Agreement and the consummation by Parent and each Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and each Seller. This Agreement has been duly and validly executed and delivered by Parent and each Seller and constitutes the valid and binding obligation of Parent and each Seller, enforceable against Parent and each Seller in accordance with its terms. The execution, delivery and performance by Parent and each Seller of this Agreement and the consummation by Parent and each Seller of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, conflict with or violate (x) any provision of law, rule or regulation to which Parent, any Seller, any Company or any Subsidiary (as defined in Section 2.03) are subject, (y) any order, judgment or decree applicable to Parent, any Seller, any Company or any Subsidiary or binding upon the assets or properties of any Seller, any Company or any Subsidiary, or (z) any provision of the organizational documents or the by-laws or articles of association of Parent, any Seller, any Company or any Subsidiary.

          2.02. Capitalization; the Shares. (a) The authorized capital stock of each Company is as set forth in Section 2.02 of the disclosure schedule delivered by Parent and the Sellers to Buyer in connection herewith (the "Disclosure Schedule") and, except as set forth on Section 2.02 of the Disclosure Schedule, all of such shares of the Companies are duly authorized, issued and outstanding and are owned of record and beneficially by the Sellers. All of the shares comprising the Shares are validly issued, fully paid and non-assessable. There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of any Company, or subscriptions, warrants, options, calls, rights or other arrangements or commitments obligating any Company to issue or dispose of any of its equity securities or any ownership interest therein.

              (b) The Sellers have good and valid title to the Shares, free and clear of all liens, security interests, pledges, mortgages, rights of first refusal, options, proxies, voting trusts or other encumbrances ("Encumbrances"), except, as of the date of this Agreement, as set forth in Section 2.02 of the Disclosure Schedule. At the Closing, the sale and delivery of the Shares to Buyer pursuant to Article I hereof will vest in Buyer good and valid title to the Shares, free and clear of all Encumbrances (other than Encumbrances created or suffered by Buyer).

          2.03. Subsidiaries. (a) Section 2.03 of the Disclosure Schedule sets forth a list, as of the date hereof, of all direct or indirect subsidiaries of the Companies (collectively, the "Subsidiaries" or, each individually, a "Subsidiary"). Except as set forth in Section 2.03 of the Disclosure Schedule, all of such shares of the Subsidiaries are duly authorized, have been duly issued and are fully paid and nonassessable, and the Companies own, either directly or indirectly, beneficially and of record, all of the capital stock of the Subsidiaries free and clear of any Encumbrances. Except as set forth in
Section 2.03 of the Disclosure Schedule, there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of any Subsidiary, or subscriptions, warrants, options, rights or other arrangements or commitments obligating any Subsidiary to issue or dispose of any of its equity securities or any ownership interest therein.

              (b) Each of Sim-Tech Management, Simon-Tomen, Simon-Cella, and Simon Ireland is or will be at the Closing adequately capitalized under the laws of the jurisdiction in which such company is incorporated or organized and the laws of such jurisdiction do not and will not require any such company to be recapitalized as of the date hereof or as of the Closing Date or merely as a result of the passage of time.

          2.04. Organization of the Companies and the Subsidiaries. Each Company and each Subsidiary is a corporation duly organized or incorporated, validly existing and, in such jurisdictions where such concept is relevant, in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as it is now being conducted. Each Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions listed on Section 2.04 of the Disclosure Schedule, which constitute all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary and the absence of such qualification would not have a material adverse effect on the business, assets, financial condition or results of operations of the Companies and the Subsidiaries taken as a whole (a "Material Adverse Effect"). True and complete copies of the organizational documents and by-laws of each Company and each Subsidiary have previously been delivered or made available to Buyer.

          2.05. Financial Statements; Undisclosed Liabilities. (a) Parent and the Sellers have delivered to Buyer (i) an unaudited combined balance sheet of Telelect and its Subsidiaries as of November 22, 1996 and the related statement of operations for the 11-month period then ended, (ii) an unaudited consolidated balance sheet of Simon Aerials and its Subsidiaries as of November 22, 1996 and the related statements of operations for the 11-month period then ended, (iii) an unaudited balance sheet of Simon Ireland as of November 22, 1996 and the related statement of operations for the 11-month period then ended, (iv) the unaudited balance sheet of Simon-Cella as of November 22, 1996 and the related statement of operations for the 11-month period then ended, (v) the unaudited balance sheet of Sim-Tech Management as of December 31, 1996 and the related statement of operations for the 12-month period then ended, and (vi) the unaudited balance sheet of Simon-Tomen as of December 31, 1996 and the related statement of operations for the 12-month period then ended (collectively, the "Interim Financial Statements"). Parent and the Sellers have also delivered to Buyer a combining balance sheet which combines the interim balance sheets for all Companies and Subsidiaries and eliminates all material transactions among the Companies and Subsidiaries (the "Interim Combining Balance Sheet").

              (b) Parent and the Sellers have delivered to Buyer (i) the audited combined balance sheets of Telelect and its Subsidiaries as of December 31, 1995 and 1994, and the related combined statements of operations and retained deficit, and cash flows for the years then ended, including the footnotes thereto, (ii) the audited consolidated balance sheets of Simon Aerials and its Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations and accumulated deficit, and cash flows for the years then ended, including the footnotes thereto, (iii) the audited balance sheet of Simon Ireland as of December 31, 1995 and 1994 and the related statements of operations and retained deficit, and cash flows for the years then ended, including the footnotes thereto, and (iv) the audited balance sheet of Simon-Cella as of December 31, 1995 and 1994 and the related statements of operations and retained deficit, and cash flows for the years then ended, including the footnotes thereto (collectively, the "Audited Financial Statements").

              (c) The financial books and records of each Company and each Subsidiary have been maintained consistent with the individual Company's standard accounting policies, practices and principles as set forth in Appendix A (the "Agreed Accounting Principles"). The Audited Financial Statements of Telelect and Simon Aerials contain such material adjustments to the books and records of Telelect and Simon Aerials as are necessary for such statements to have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). The Interim Financial Statements of Telelect and Simon Aerials have been prepared on a basis consistent with the Audited Financial Statements of such Companies, except that such Interim Financial Statements do not contain a statement of cash flows or footnotes. The Audited Financial Statements of Simon Ireland contain such material adjustments to the books and records of Simon Ireland as are necessary for such statements to have been prepared in accordance with generally accepted accounting principles in Ireland ("Irish GAAP"). The Interim Financial Statements of Simon Ireland have been prepared on a basis consistent with the Audited Financial Statements of such Company, except that the Interim Financial Statements do not contain a statement of cash flows or footnotes. The Audited Financial Statements of Simon-Cella contain such material adjustments to the books and records of Simon-Cella as are necessary for such statements to have been prepared in accordance with generally accepted accounting principles in Italy ("Italian GAAP"). The Interim Financial Statements of Simon-Cella have been prepared on a basis consistent with the Audited Financial Statements of such Company, except that the Interim Financial Statements do not contain a statement of cash flows or footnotes. On the basis of the foregoing, the Interim Financial Statements, the Interim Combining Balance Sheet and the Audited Financial Statements fairly present in all material respects the financial position and the results of operations of the specified Companies and Subsidiaries as of and for the periods indicated.

         (d) Except as disclosed, reflected or reserved against in the Interim Financial Statements, the Interim Combining Balance Sheet, the Audited Financial Statements and Sections 2.05, 2.06, 2.10, 2.12, 2.14, 2.16 and 2.23 of the
Disclosure Schedule (other than any cross-references in such Sections to Section
2.08 of the Disclosure Schedule), the Companies and the Subsidiaries do not have any material liabilities, commitments or obligations (secured or unsecured and whether accrued, absolute, contingent or otherwise and whether due or to become due) of a nature required by US GAAP, in the case of Telelect and Simon Aerials, by Irish GAAP, in the case of Simon Ireland, or by Italian GAAP, in the case of Simon-Cella, to be reflected on a balance sheet or in notes thereto, other than any liabilities, commitments or obligations incurred after the date of the Interim Financial Statements in the ordinary course of business.

          2.06.  Absence  of Certain  Changes or Events.  Except as set forth in
Section 2.06 of the Disclosure Schedule or as permitted or contemplated by this Agreement, since the date of the Interim Financial Statements, the Companies and the Subsidiaries have not (a) suffered any damage, destruction or casualty loss to their physical properties in excess of $200,000; (b) incurred or discharged any obligation or liability or entered into any other transaction except in the ordinary course of business; (c) suffered any material adverse change in the business or financial condition of the Companies and the Subsidiaries taken as a whole; or (d) increased the rate or terms of compensation payable or to become payable by the Companies and the Subsidiaries to their directors, officers or key employees or increased the rate or terms of any bonus, pension or other employee benefit plan covering any of its directors, officers or key employees, except in each case increases occurring in the ordinary course of business in accordance with its customary practices (including normal periodic performance reviews and related compensation and benefit increases) or as required by any pre-existing Commitment (as defined in Section 2.08) identified in the
Disclosure Schedule; (e) experienced any labor dispute or disturbance; (f) entered into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business;
(g) consummated, or agreed to consummate, any sale, lease or other transfer or disposition of any properties or assets except for the sale of inventory items in the ordinary course of business and except for the sale of any tangible personal property that, in the reasonable judgment of the Companies, has become uneconomic, obsolete or worn out; (h) incurred, assumed or guaranteed any indebtedness for borrowed money; (i) granted any Encumbrance on any of its properties or assets; (j) entered into, amended or terminated any contract, or waived any material rights thereunder except in the ordinary course of business;
(k) made any grant of credit to any customer or distributor on terms or in amounts materially more favorable than those that have been extended to such customer or distributor in the past; (l) amended the articles or certificates of incorporation or by-laws of any Company or any Subsidiary; (m) entered into any intercompany transactions except in the ordinary course of business consistent with past practice; or (n) entered into any agreement or commitment to do any of the foregoing. Buyer acknowledges that any termination of any distributorship agreements by any distributors who indicate that such termination results from the identity of Buyer as the purchaser of the Companies and the Subsidiaries shall not constitute a material adverse change in the business of the Companies and the Subsidiaries or a Material Adverse Effect, and that such loss in distributors will not constitute a breach of this Section 2.06.

          2.07. Title to Assets. (a) The Companies and the Subsidiaries have good (and, in the case of real property, marketable) title to all of the assets and properties which they purport to own (including those reflected on the Interim Financial Statements, except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Interim Financial Statements) and which are material to the business or financial condition of the Companies, free and clear of all Encumbrances, except
(i) as set forth in Section 2.07(a) of the Disclosure Schedule, (ii) liens for taxes not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings and for which reserves have been provided in accordance with the individual Company's Agreed Accounting Principles, and
(iii) mechanics', materialmans', and other inchoate liens occurring in the ordinary course of business.

              (b) All material property and assets owned or utilized by the Companies or the Subsidiaries are in good operating condition and repair (except for ordinary wear and tear), free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of the Companies and the Subsidiaries as presently conducted. All buildings, plants and other structures owned or otherwise utilized by the Companies or the Subsidiaries are in good condition and repair (except for ordinary wear and tear).

              (c) Section 2.07(c) of the Disclosure Schedule sets forth all real property owned, used or occupied by the Companies or any of their Subsidiaries as of the date hereof (the "Real Property"). No public improvements have been commenced and to the Sellers' knowledge none are planned which in either case may result in special assessments against or otherwise materially adversely affect any Real Property. The Sellers have no notice or knowledge of any (i) planned or proposed increase in assessed valuations of any Real Property, (ii) order requiring repair, alteration or correction of any existing condition affecting any Real Property or the systems or improvements thereat or (iii) condition or defect which could give rise to an order of the sort referred to in clause (ii) above.

          2.08. Commitments. Section 2.08 of the Disclosure Schedule sets forth, as of the date hereof, a list of each of the following types of contracts or agreements, whether written or oral (including any and all amendments thereto), to which any Company or any Subsidiary is a party or by which any Company or any Subsidiary is bound (collectively, the "Commitments"):

                    (i) leases of real property involving payments by any Company or any Subsidiary of aggregate consideration or other expenditure in excess of $100,000;

                    (ii) leases of personal property involving payments by any Company or any Subsidiary of aggregate consideration or other expenditure in excess of $100,000;

                    (iii) purchase commitments for inventory items or supplies that, together with amounts on hand, constitute in excess of six months normal usage;

                    (iv) sales contracts, purchase orders or commitments to customers or distributors which aggregate in excess of $500,000 to any one customer or distributor;

                    (v) agreement, understanding, contract or commitment (written or oral) with any affiliate or any employee, agent, consultant, distributor, dealer or franchisee other than those involving in the aggregate consideration or other expenditure of less than $150,000;

                    (vi) any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups;

                    (vii) loan agreement, promissory note, letter of credit or other evidence of indebtedness as a signatory, guarantor or otherwise;

                    (viii) guarantee of the payment or performance of any person, firm or corporation, agreement to indemnify any person or act as a surety, or other agreement to be contingently or secondarily liable for the obligations of any person other than (x) the endorsement of checks in the ordinary course of business and (y) guarantees or agreements which in the aggregate do not exceed $50,000;

                    (ix) contract with any governmental body; and

                    (x) agreement requiring any Company or any Subsidiary to assign any interest in any trade secret or proprietary information, license agreement or agreement prohibiting or restricting any Company or any Subsidiary from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

     Neither any Company nor any Subsidiary is in material breach of or default under any of the Commitments, nor has any event or omission occurred on the part of any Company or any Subsidiary which through the passage of time or the giving of notice, or both, would constitute a material breach of or default thereunder or cause the acceleration of or give rise to the right to accelerate any Company's or any Subsidiary's obligations thereunder or result in the creation of any Encumbrance on any of the assets owned, used or occupied by such Company or such Subsidiary thereunder. To the knowledge of the Sellers, no third party is in material breach of or default under any Commitment, nor to the knowledge of the Sellers has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a material breach of or default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof. Except as set forth in Section 2.08 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by Parent and each Seller will not conflict with, or result in the breach of, termination of, give rise to any lien or constitute a default under, or require the consent of any other party to, any Commitments to which Parent, a Seller, a Company, or a Subsidiary is a party or by which Parent, a Seller, a Company, or a Subsidiary or any of their assets is bound. Parent and the Sellers have delivered or made available to Buyer true and correct copies of each of the Commitments, each as amended to date.

          2.09. Insurance. Section 2.09 of the Disclosure Schedule sets forth a complete and accurate list of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance currently in effect with respect to the business and properties of the Companies and the Subsidiaries taken as a whole. All such insurance is in full force and effect, and no notice of cancellation or termination, or reduction of coverage or intention to cancel, terminate or reduce coverage, has been received with respect to any policy for such insurance. Except as set forth in Section 2.09 of the Disclosure Schedule, the insurance coverage provided by such policies or insurance will not terminate or lapse by reason of the transactions contemplated by this Agreement and, following the Closing, the Companies and the Subsidiaries will continue to be covered under such policies for events occurring prior to the Closing Date. Except as set forth in Section 2.09 of the Disclosure Schedule, no such policy provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof. Parent and the Sellers have delivered or made available to Buyer true and correct copies of all the insurance policies set forth in Section
2.09 of the Disclosure Schedule.

          2.10. Litigation. Section 2.10 of the Disclosure Schedule sets forth a list of all lawsuits, actions or proceedings in any court or before any governmental authority ("Litigation") pending or, to the knowledge of the Sellers, threatened in writing against any Seller, the Companies and the Subsidiaries which (i) relate to the business, properties, assets, liabilities, employees, agents, consultants, distributors, dealers or franchisees of any Company or any Subsidiary and which are seeking damages of more than $200,000 or damages are unspecified, (ii) seek any injunctive relief, (iii) relate to this Agreement or the transactions contemplated hereby or (iv) litigation or dispute settled by any Seller, any Company, or any Subsidiary since January 1, 1992 under which any Seller, any Company or any Subsidiary continues to have ongoing obligations. Except as set forth in Section 2.10 of the Disclosure Schedule, the Companies or the Subsidiaries are not subject to any outstanding orders, rulings, judgments or decrees of any court or governmental authority.

          2.11. Compliance with Law; Licenses,  Permits.  Except as set forth in
Section 2.11 of the Disclosure Schedule, to the knowledge of the Sellers, the Companies and the Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations currently in effect. The Companies and the Subsidiaries have all material governmental permits, licenses and authorizations necessary for the conduct of their businesses as presently conducted.

          2.12. Employee Benefit Plans. (a) Section 2.12 of the Disclosure Schedule lists all material Company Benefit Plans and Benefit Arrangements (as defined in Sections 9.01(c) and (d), respectively). True and complete copies thereof, and of all material agreements relating to their administration have been delivered or made available to Buyer; the terms of oral agreements have been accurately recorded in a writing delivered or made available to Buyer.

              (b) With respect to each of the Company Benefit Plans intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), except as set forth in Section 2.12 of the Disclosure Schedule,
(i) a favorable determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to the qualification of such Plan as of the date set forth on Section 2.12 of the Disclosure Schedule, and either the remedial amendment period under Section 401(b) of the Code and the regulations thereunder has not yet expired with respect to amendments to the Plan necessary to maintain the Plan's qualification under Section 401(a) of the Code or the Sellers and the Companies have taken timely action prior to the expiration of the remedial amendment period to maintain that qualification, (ii) there have been no prohibited transactions (within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code) for which no exemption exists under Section 408 of ERISA or Section 4975 of the Code and for which there is any material liability or civil penalty assessed pursuant to Section 502(i) of ERISA or material taxes imposed by Section 4975 of the Code, and (iii) none of the Company Benefit Plans (other than the Simon Aerials Limited Pension Life and Assurance Scheme and the Simon Aerials Executive Benefits Plan), is a "defined benefit plan" within the meaning of Section 3(35) of ERISA or is subject to the "minimum funding standards" of Section 412 of the Code or the provisions of Title IV of ERISA. For the avoidance of doubt, the Simon Ireland Pension and Life Assurance Scheme, the Simon Ireland Executive Benefits Plan or the Simon Ireland Disability Plan are not required to qualify under Section 401(a) of the Code.

              (c) Except as set forth in Section 2.12 of the Disclosure Schedule, the Companies' Benefit Plans and the Benefit Arrangements have been maintained in accordance in all material respects with their terms and all provisions of applicable law.

              (d) Neither the Companies nor the Subsidiaries have any obligation to contribute to a "multiemployer plan" as defined in Section 3(37) of ERISA with respect to any Employee (as defined in Section 9.01(b)). For the avoidance of doubt, the Simon Ireland Employee Benefit Plans are not subject to Section 3(37) of ERISA.

              (e) Except as set forth on Section 2.12 of the Disclosure Schedule, the Sellers, the Companies and the Subsidiaries have paid all amounts required, if any, under applicable law or any Company Benefit Plans and Benefit Arrangements or any agreement relating to a Company Benefit Plan or Benefit Arrangement to which it is a party, to be paid as contributions to or benefits under any Company Benefit Plan or Benefit Arrangement as of the date hereof (except for benefits payable on claims under Company Benefit Plans or Benefit Arrangements that are subject to review in the ordinary course of administration thereof).

              (f) The Sellers and the Companies have delivered or made available to Buyer or given Buyer access to true, correct and complete copies of (A) the latest plan documents, amendments thereto and Summary Plan Description and any modifications thereto for each Company Benefit Plan and Benefit Arrangement requiring same under ERISA; and (B) the most recent Form 5500 and/or Form 990 series filing (including required schedules and financial statements) for each Company Benefit Plan and Benefit Arrangement required to file such form. None of Sellers, the Companies and the Subsidiaries nor any officer, employee representative or agent thereof, has been authorized to make any written or oral representations or statements to any current or former employees, dependents, participants or beneficiaries or other persons which are inconsistent in any material manner with the provisions of these documents.

              (g) With respect to any of the Company Benefit Plans and Benefit Arrangements which are "group health plans" under Section 4980B of the Code and
Section 607(l) of ERISA and related regulations (relating to the benefit continuation rights imposed by the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), as amended), there has been timely compliance in all material respects with all requirements imposed by COBRA, as and when applicable to such plans, so that Sellers, the Companies and the Subsidiaries have no (or will not incur any) material loss, assessment, penalty, loss of federal income tax deduction or other sanction arising out of or in respect of any failure to comply with any COBRA benefit continuation requirement, which is capable of being assessed or asserted directly or indirectly against Sellers, the Companies and the Subsidiaries or other member of their corporate control group, with respect to any such plan. For the avoidance of doubt, the Simon Ireland Employee Benefit Plans are not required to be administered, and have not been administered, in accordance with COBRA.

              (h) Except for the Simon Retirement Plan (as defined below) and other defined benefit plans described in section 2.12(b)(iii) or as set forth in
Section 2.12 of the Disclosure Schedule or as required by law, the Company Benefit Plans and Benefit Arrangements do not provide for any benefits to or on behalf of persons who have retired or may in the future retire from employment with the Business, or their dependents and beneficiaries.

              (i) No liabilities of the Companies or the Subsidiaries will result with respect to the Company Benefit Plans or Benefit Arrangements solely as a result of the transactions contemplated in this Agreement.

          2.13. Consents. Except as set forth in Section 2.13 of the Disclosure Schedule, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority (other than under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act")) or any third party is required to be obtained or made by any Seller in connection with the execution, delivery and performance by the Sellers of this Agreement or the taking by any Seller of any other action contemplated hereby.

          2.14. Taxes. (a) Except as set forth in Section 2.14 of the Disclosure Schedule, (i) all federal, state, local and material foreign income and other material tax returns required to be filed with respect to the Companies and the Subsidiaries with respect to the jurisdictions set forth in Section 2.14(a)(i) of the Disclosure Schedule have been filed in a timely manner (taking into account all extensions of due dates) and all taxes shown as due thereon have been paid, (ii) there are no Encumbrances for unpaid taxes (other than taxes not yet due and payable) upon the assets of any of the Companies or the Subsidiaries, (iii) no claims or deficiencies for income or franchise taxes have been asserted or assessed in writing against any of the Companies or the Subsidiaries which remain unpaid, (iv) no waivers of statues of limitation are in effect in respect of federal income taxes of any of the Companies or the Subsidiaries, (v) each Company and Subsidiary has withheld and paid all taxes required to have been withheld and paid by it in connection with payments or distributions to its employees or other recipients and (vi) none of the Companies has, with respect to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Code, as in effect during the relevant period.

              (b) Section 2.14 of the Disclosure Schedule lists all federal, state, local and foreign income tax returns filed with respect to the Companies and the Subsidiaries for open taxable periods and indicates those returns that are currently the subject of an audit.

          2.15. Fees. Except for the fees payable to Gleacher NatWest Inc. by Parent and the Sellers, neither the Parent, any Seller, any Company nor any Subsidiary has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby. Buyer, the Companies and the Subsidiaries shall not have any liability for any fees or commission described in, or of the type described in, the preceding sentence in connection with transactions contemplated hereby.

          2.16. Environmental Matters. (a) Except as disclosed in Section 2.16 of the Disclosure Schedule, to the knowledge of the Sellers, (i) the Real Property, whether owned or leased, whether used for manufacturing, sales or otherwise, are in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined), (ii) each Seller, Company and Subsidiary has obtained, and is in compliance in all material respects with, all Environmental Permits (as hereinafter defined) required for the conduct of its business as of the date hereof under applicable Environmental Laws, (iii) there is no condition with respect to any of the Facilities which would reasonably be expected to subject the Buyer, the Companies or the Subsidiaries to fines, penalties or enforcement actions due to violations of Environmental Laws or Environmental Permits or which would reasonably be expected to result in any liability to Buyer under any requirements of Environmental Laws or Environmental Permits, (iv) there are no lawsuits, orders, consent decrees, administrative enforcement actions, environmental cleanup proceedings or notices of violation pending or, to the knowledge of the Sellers, threatened, with respect to compliance or in connection with Environmental Laws affecting the business of any Company or any Subsidiary, (v) none of the Real Property has been placed on or is proposed to be placed on the National Priorities List ("NPL"), the Comprehensive Environmental Response Compensation and Liability System ("CERCLIS") or state or foreign equivalents of such lists, including laws which establish registers of historically contaminated sites and (vi) none of the Real Property has above or underground storage tanks which are in violation of any Environmental Laws, nor has there been a Release of Hazardous Substances (each as hereinafter defined) from any such tanks which would reasonably be expected to result in any liability to Buyer.

              (b) Except as disclosed in Section 2.16 of the Disclosure Schedule, to the knowledge of the Sellers, there are no facts or circumstances that would prevent the execution, delivery and performance of this Agreement under any Environmental Laws or Environmental Permits.

              (c) The Sellers and Buyer agree that the only representations and warranties made herein with respect to any environmental, health or safety matters (including, without limitation, any arising under Environmental Laws) are those contained in this Section 2.16, and that no other representation or warranty contained in this Agreement shall apply to any such environmental, health or safety matters.

              (d) For purposes of this Agreement, the following definitions shall apply:

               (i) "Environmental Laws'" shall mean all applicable laws, foreign and domestic statutes, ordinances, rules, regulations, orders, and consent decrees, of any governmental authority, pertaining to health, protection of the environment, natural resources, wildlife, waste management, and regulation of activities involving Hazardous Substances, as that term is defined in this Agreement, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601, et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., the Federal Water Pollution Control Act as amended by the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq.; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. 2601 et seq., the Hazardous Materials Transportation Act ("HMTA"), 49 U.S.C. 5101 et seq., and the Occupational Safety and Health Act, 29 U.S.C., 651 et seq., and the regulations promulgated thereunder, in each case as amended as of the date hereof.

               (ii) "Hazardous Substances" shall mean solid or hazardous waste, toxic substance, hazardous chemical, pollutant, contaminant, radioactive substance, or other material of whatever kind that is regulated by Environmental Laws.

               (iii) "Release" shall mean any spilling, emitting, leaking, pumping, injecting, depositing, disposing, discharging, dispersing, leaching or migrating into the environment of any Hazardous Substance whether through the air, soil, surface water, groundwater or other medium.

               (iv) "Environmental Permit" shall mean any approval, license, order, permission, contract or similar authorization of, with or by any governmental authority required for the ownership and operation of any of the Facilities under Environmental Laws.

               (v) "Facilities" shall mean the properties and assets to be acquired, by Buyer pursuant to this Agreement, including, without limitation, properties owned by the Companies and the Subsidiaries, foreign and domestic real or personal property, whether owned, leased, or operated by Sellers, the Companies and the Subsidiaries, in each case as of the Closing Date.

               (vi) "Environmental Losses" shall mean any and all costs associated with any actions, claims, lawsuits, orders, consent decrees, enforcement actions, damages (excluding consequential damages), defenses, demands, disbursements, expenses, fines, judgments, liabilities, liens, obligations, penalties or proceedings, including reasonable attorneys' and consultants' fees in connection with any actions required under any Environmental Law, in each case as calculated net of insurance proceeds and indemnification and other third-party payments. In connection with any CERCLA proceedings or response actions, costs shall include reasonable fees for attorneys, consultants, engineers, contractors and experts, in connection with the investigation, cleanup or monitoring of any site, but only to the extent that such costs are consistent with the National Contingency Plan, 40 C.F.R. 300 et seq., as amended. In no event shall Environmental Losses include any costs or liabilities arising from, in respect of, incurred as a consequence of or in connection with the transport or disposal of Hazardous Substances, after the Closing Date, to or at any offsite location by or on behalf of the Buyer, the Companies or the Subsidiaries.

          2.17. Labor Matters. Except as set forth in Section 2.17 of the Disclosure Schedule, since January 1, 1994, neither any Company nor any Subsidiary has experienced any work stoppage due to labor disagreements, any material labor dispute, or, to the knowledge of the Sellers, any union organization attempt in connection with its business. Except as set forth in
Section 2.17 of the Disclosure Schedule, (a) there is no labor strike, written request for representation, slowdown or stoppage actually pending or, to the knowledge of the Sellers, threatened against any Company or any Subsidiary; and
(b) there are no administrative charges or court complaints against any Company or any Subsidiary concerning alleged employment discrimination or other employment related matters pending or, to the knowledge of the Sellers, threatened before the U.S. Equal Employment Opportunity Commission or any government entity. Except as set forth on Section 2.17 of the Disclosure Schedule, there is not pending as of the date hereof any complaint against any Company or any Subsidiary issued by or pending before the National Labor Relations Board or any comparable foreign governmental body.

          2.18. Affiliates' Relationships to the Companies. Except as set forth in the Interim Financial Statements, the Audited Financial Statements or Section
2.18 of the Disclosure Schedule, the Companies and the Subsidiaries do not have any outstanding contract, agreement or other arrangement with Parent or any Seller or any of their affiliates, which will continue after the Closing.

          2.19. Patents and Trademarks. The Companies and the Subsidiaries have, or have valid, legal rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary to their respective businesses. Section 2.19 of the Disclosure Schedule sets forth a list of all inventions which are the subject of issued letters patent or an application therefor and all trade and service marks which have been registered or for which an application for registration is pending, in each case which are owned and used or held for use exclusively by the Companies and the Subsidiaries (the "Patent Rights"), specifying as to each, as applicable: (i) the patent number or description of trade or service mark; (ii) the jurisdictions by or in which such Patent Right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iii) material licenses, sublicenses and other agreements to which any Company or any Subsidiary is a party and pursuant to which any person is authorized to use such Patent Right. Except as set forth on Section 2.19 of the Disclosure Schedule, neither the Companies nor the Subsidiaries (i) is a defendant in any claim, suit, action or proceeding relating to their respective businesses which involves a claim of infringement of any patents, trademarks or service marks,
(ii) has any knowledge of any existing infringement by another person of any of the Patent Rights belonging to such Companies or such Subsidiaries or (iii) has received written notice of the infringement by any Company or any Subsidiary of any infringement of the patent, trademark, copyright or other intellectual property rights of a third party, except such existing infringements, or claims, suits, actions or proceedings the adverse determination of which would not alter in any material respect the manner in which any Company or any Subsidiary currently conducts its business or manufactures its products. Except as disclosed on Section 2.19 of the Disclosure Schedule, no Patent Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Companies or the Subsidiaries or restricting the licensing thereof by the Companies or the Subsidiaries to any person.

          2.20 Conflicts of Interest. (a) To the knowledge of the Sellers, no officer or director of Parent, any Seller, any Company or any Subsidiary has or claims to have (i) any interest in the property, real or personal, tangible or intangible, including, without limitation, intangibles, licenses, inventions, technology, processes, designs, computer programs, know-how and formulae used in the business of any Company or any Subsidiary (ii) any contract, commitment, arrangement or understanding with any Seller, any Company or any Subsidiary, except (A) to the extent applicable, as a shareholder of Parent, any Seller, any Company or any Subsidiary, (B) as set forth in Sections 2.08(v) or 2.20 of the Disclosure Schedule or (C) for interests which employees may have in technology, processes, designs and know-how under applicable law except to the extent such interests may be modified by binding agreements existing as of the date of this Agreement.

              (b) Except as set forth on Section 2.20 of the Disclosure Schedule, to the knowledge of the Sellers, no officer or director of Parent, any Seller, any Company or any Subsidiary has any ownership or stock interest in any other enterprise, firm, corporation, trust or any other entity which is engaged in any line or lines of business which are the same as, or competitive with, the line or lines of business of any Company or any Subsidiary. For purposes of this representation, ownership of not more than 10% of the voting stock of any publicly held company whose stock is listed on any recognized securities exchange or traded over the counter shall be disregarded.

          2.21. Accounts Receivable; Inventory. (a) All accounts receivable of each Company and each Subsidiary are bona fide accounts receivable and represent sales actually made in the ordinary course of business. There has not been any material adverse change in the collectability of accounts receivable of each Company and each Subsidiary since the date of the Interim Financial Statements.

              (b) Except as set forth in Section 2.21(b) of the Disclosure Schedule the inventory of the Companies and the Subsidiaries is of a quality usable in the ordinary course of business, and in amounts usable consistent with past practices, of the Companies and the Subsidiaries in all material respects, except for obsolete, damaged, defective or otherwise unsalable items as to which a provision, determined in a manner consistent with the US GAAP, Irish GAAP or Italian GAAP, as applicable, as amplified by the Agreed Accounting Principles, has been made on the books of the Companies and/or the Subsidiaries, as the case may be. The value of all inventory items, including finished goods, work-in-process and raw materials, has been recorded on the books of the Companies and the Subsidiaries in the manner set forth in the US GAAP, Irish GAAP or Italian GAAP, as applicable, as amplified by the Agreed Accounting Principles.

          2.22. Misleading Statements. To the knowledge of the Sellers, no representation or warranty by Parent, any Seller or any Company contained in this Agreement, and no statement contained in the Disclosure Schedule (including any supplement or amendment thereto) contains any untrue statement of a material fact.

          2.23. Products Liability. (a) The Sellers and Parent are not aware of any facts that indicate that the reserves for product liability claims of the Companies and the Subsidiaries in the aggregate reflected in the Audited Financial Statements or the Interim Financial Statements are understated based upon the Companies' and the Subsidiaries' historical method of establishing such reserves.

              (b) To the knowledge of the Sellers, Section 2.23 of the Disclosure Schedule contains, in all material respects, a list, as of February 11, 1997, of all the Companies or the Subsidiaries pending and threatened product liability litigation and written product liability claims, except for immaterial claims as to which such parties maintain no records.

          2.24. Disclaimer. EXCEPT AS SET FORTH IN THIS ARTICLE II, THE SELLERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (INCLUDING THOSE REFERRED TO IN SECTION 2-312 OF THE NEW YORK STATE UNIFORM COMMERCIAL CODE OR IN ANY STATUTE APPLICABLE TO REAL PROPERTY).


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Parent and the Sellers as of the date hereof and as of the Closing Date, except as to any representation and warranty that indicates it is being made as of a specified date, as follows:

          3.01. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          3.02.  Corporate  Power  and  Authority;   Effect  of  Agreement.  The
execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, rule or regulation to which Buyer is subject, (ii) violate any order, judgment or decree applicable to Buyer or (iii) violate any provision of the Certificate of Incorporation or the By-laws of Buyer; except, in each case, for violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

          3.03. Consents. Except under the HSR Act, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by Buyer in connection with the execution, delivery and performance by Buyer of this Agreement, or the taking by Buyer of any other action contemplated hereby.

          3.04. Availability of Funds. Buyer has available and will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

          3.05. Litigation. There is no Litigation pending or, to Buyer's knowledge, threatened (i) against Buyer or any of its affiliates with respect to which there is a reasonable likelihood of a determination which would have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement, or (ii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Neither Buyer nor any of its affiliates is subject to any outstanding orders, rulings, judgments or decrees which would have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.

          3.06. Purchase for Investment. Buyer is purchasing the Shares for investment and not with a view to any public resale or other distribution thereof and has no present intention or plan of distributing or selling to others any such interest or granting any participation therein. Buyer acknowledges that (i) the Shares have not been registered under the Securities Act or under any state or foreign securities laws and (ii) it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning its purchase of the Shares.

          3.07. Disclaimer. EXCEPT AS SET FORTH IN THIS ARTICLE III, BUYER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (INCLUDING THOSE REFERRED TO IN SECTION 2-312 OF THE NEW YORK STATE UNIFORM COMMERCIAL CODE OR IN ANY STATUTE APPLICABLE TO REAL PROPERTY).

                                   ARTICLE IV

                       COVENANTS OF THE SELLERS AND PARENT

     The Sellers and Parent, jointly and severally, hereby covenant and agree with Buyer as follows:

          4.01. Cooperation by the Sellers. From the date hereof and prior to the Closing, the Sellers and Parent will use their reasonable efforts, and will cooperate with Buyer, to: (i) secure all necessary consents, approvals, authorizations, exemptions and waivers from, and make or cause to be made all necessary filings with, third parties (including pursuant to the HSR Act) as shall be required in order to enable the Sellers and Parent to effect the transactions contemplated hereby; (ii) defend any lawsuits or other legal proceedings (whether judicial or administrative) challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed; (iii) fulfill or obtain the fulfillment of all other conditions to Closing; and (iv) otherwise cause the consummation of such transactions in accordance with the terms and conditions hereof.

          4.02. Conduct of Business. (a) Except as may be otherwise expressly contemplated by this Agreement or required by any of the documents listed in the Disclosure Schedule or except as Buyer may otherwise consent to in writing (which consent shall not be unreasonably withheld), from the date hereof and prior to the Closing, Parent and the Sellers will cause the Companies and the Subsidiaries to (i) operate their businesses only in the ordinary course consistent with past practice; (ii) use their reasonable efforts to preserve intact their business organizations; (iii) use their reasonable efforts to maintain their properties, machinery and equipment in sufficient operating condition and repair to enable them to operate their businesses in all material respects in the manner in which the businesses are currently operated, except for substantial maintenance required by reason of fire, flood, earthquake or other acts of God; (iv) use their reasonable efforts to continue all material existing insurance policies (or comparable insurance) of or relating to the Companies and the Subsidiaries in full force and effect; (v) use their reasonable efforts to keep available until the Closing the services of their present officers, employees and agents (as a group); (vi) subject to Section 2.06, use their reasonable efforts to preserve their relationship with their material suppliers, customers, licensors and licensees and others having material business dealings with the Companies such that their businesses will not be materially impaired; (vii) not amend the organizational documents or by-laws of any Company or any Subsidiary, except as required by law; (viii) not sell, assign, voluntarily encumber, grant a security interest in or license with respect to, or dispose of, any of their respective assets or properties, tangible or intangible, having a fair market value of at least $50,000 individually or $200,000 in the aggregate, or incur any material liabilities (including, without limitation, liabilities with respect to capital leases or guarantees thereof not exceeding $200,000 in the aggregate), except for sales and dispositions made or liabilities incurred, including the creation of purchase money security interests, in the ordinary course of business; (ix) not declare, set aside or pay any dividends or other distributions in respect of its capital stock or redeem, purchase or otherwise acquire any of its capital stock, provided, however, the foregoing shall not be deemed to prohibit the cash management practices, including the payment of intercompany account balances, of the Sellers, the Companies and the Subsidiaries conducted in accordance with past practices in the ordinary course of business, including, for the avoidance of doubt, the offset of cash book balances in the Disbursement Accounts (as defined in Section 6.05(a)) carried on the books and records of the Companies and Subsidiaries against the intercompany loan account with that Company or Subsidiary and (x) not discount or factor receivables at levels in excess of historical levels or auction or sell assets below cost other than in the ordinary course of business consistent with past practice.

          4.03. Access. From the date hereof and prior to the Closing, Parent and the Sellers shall provide Buyer with such information as Buyer may from time to time reasonably request with respect to the Companies and the Subsidiaries and shall provide Buyer and its representatives reasonable access during regular business hours and upon reasonable notice to the management, properties, books and records of the Companies and the Subsidiaries as Buyer may from time to time reasonably request; provided that Parent and Sellers shall not be obligated to provide Buyer with any information relating to trade secrets or which would violate any law, rule or regulation or term of any Commitment. If the provision of such access would adversely affect the ability of the Sellers or any of their affiliates (including the Companies and the Subsidiaries) to assert attorney-client, attorney work product or other similar privilege, Parent and the Sellers will cooperate in good faith with Buyer to provide Buyer with as much access as possible without adversely affecting the attorney-client, attorney work product or other similar privilege and will provide Buyer with access to the attorneys handling such matter for the Companies and the Subsidiaries who will be instructed by Parent and the Sellers to cooperate fully with Buyer. Any disclosure whatsoever during such investigation by Buyer shall not constitute an enlargement of or additional representations or warranties of Parent and the Sellers beyond those specifically set forth in this Agreement. All such information and access, any information included in the Disclosure
Schedule and any information and access relating to the Parent provided to Buyer, shall be subject to the terms and conditions of the letter agreement dated October 11, 1996 (the "Confidentiality Agreement").

          4.04. Further Assurances. At any time or from time to time after the Closing, Parent and the Sellers shall, at the request of Buyer and at Buyer's expense, (i) execute and deliver any further instruments or documents and take all such further action as Buyer may reasonably request in order to effectuate the consummation of the transactions contemplated hereby and (ii) cooperate with Buyer in order to afford Buyer the benefit of all insurance policies covering the Companies and the Subsidiaries for periods prior to the Closing Date.

          4.05. Covenant Not to Compete. (a) For a period of eight years from and after the Closing Date, Parent and the Sellers will not, and will cause their subsidiaries and affiliates, not to, (i) directly or indirectly, engage in any business, activity or operation competitive with the current business of the Companies and the Subsidiaries, (ii) manufacture, market or sell anywhere in the world any products currently being manufactured, marketed or sold by the Companies or the Subsidiaries or any product presently under development by the Companies or the Subsidiaries (together with (i), the "Restricted Business") or
(iii) directly or indirectly, induce, solicit, aid or assist any other person to induce or solicit, employees, salespersons, agents, consultants, distributors, representatives, advisors, customers or suppliers of such business to terminate, curtail or otherwise limit their employment or business relationships with the business of the Companies or the Subsidiaries; provided, however, that the restriction set forth in this sentence shall not apply to and the definition of Restricted Business shall not include (x) the ownership by Parent and the Sellers of up to 8% of the outstanding equity interests of any publicly traded company; provided that Parent and the Sellers (A) do not actively participate in the operation or management of such publicly traded company and (B) shall not
(1) transfer to such company any proprietary information exclusive to the Restricted Business of the Companies and the Subsidiaries or (2) transfer to such company the right to operate under the name "Simon", or (y) the business and operations of Simon Ladder Towers, Inc., a Pennsylvania corporation ("Simon LTI"), Simon Duplex, Inc., an Ohio corporation ("Simon Duplex"), or Simon (UK) 1995 Limited, a corporation incorporated under the laws of England and operating through Simon Access (UK) Limited ("Simon UK"), as conducted as of the Closing Date. A general description of the businesses conducted by Simon LTI, Simon Duplex and Simon (UK) are set forth in Section 4.05(a) of the Disclosure Schedule.

              (b) Notwithstanding the foregoing, Parent and/or the Sellers shall be permitted to acquire, and thereafter to own and operate, any business that includes the Restricted Business, provided, in each such case, that for the last full fiscal year and any partial fiscal year of such acquired business preceding such acquisition, and at all times during Parent's or any Seller's ownership thereof, such acquired business derives not more than 10% of its revenues from the Restricted Business; provided, further, however, that Parent and the Sellers shall not (i) transfer to such acquired Restricted Business any proprietary information exclusive to the Restricted Business of the Companies and the Subsidiaries or (ii) operate the acquired Restricted Business with or under the Name "Simon".

              (c) The provisions of this Section 4.05 shall not bind or apply to any subsidiary of Parent or any Seller that is sold to any person other than an affiliate of Parent or any Seller, nor shall they bind or apply to any non-affiliate acquiror of any such subsidiary or of any assets of Parent and/or any Seller or of any of their subsidiaries; provided, however, that Parent and the Sellers shall not (i) transfer to such non-affiliate acquirer any proprietary information exclusive to the Restricted Business of the Companies and the Subsidiaries or (ii) permit such non-affiliate acquirer to operate the Restricted Business of the acquired subsidiary, other than in the case of Simon LTI, Simon Duplex and Simon (UK) with respect to their businesses as conducted on the Closing Date, with or under the Name "Simon."

          4.06. Stockholders' Meetings. Parent shall call, give notice of and convene and hold a meeting of its stockholders to be held as promptly as practicable after receipt of approval or termination of the waiting period under the HSR Act for the purpose of voting upon this Agreement and the transactions contemplated hereby. Parent will, through its Boards of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and will use all reasonable efforts to solicit from its stockholders proxies in favor of this Agreement and the transactions contemplated hereby, subject to the determination by the Board of Directors of Parent, taking into account the written advice of its counsel, that recommending approval of such matters would not be inconsistent with the fiduciary obligations of the Board of Directors; provided, however, that if the Board of Directors of Parent does not recommend, or withdraws its recommendation of, approval of this Agreement and the transactions contemplated hereby to the stockholders of Parent other than as a result of a breach by Buyer of any of its obligations hereunder, and Parent's stockholders do not approve the Agreement and the transactions contemplated hereby, Buyer shall be entitled to reimbursement from Parent and the Sellers of Buyer's reasonable out-of-pocket costs and expenses, including, without limitation, attorney's fees and disbursements, accountant's fees and disbursements, financing commitment fees and expenses and out-of-pocket costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any financing by Buyer related thereto.

          4.07. No Solicitation. (a) Parent and the Sellers shall not, nor shall they permit any of their subsidiaries, including, without limitation, the Companies and the Subsidiaries, to, and shall not authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Parent or the Sellers or any of their subsidiaries to, (i) solicit, initiate, or encourage the submission of any proposal to acquire all or any of the Shares or a material portion of the assets of any Company or Subsidiary (an "Acquisition Proposal") or (ii) participate, directly or indirectly, in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that prior to the Closing, to the extent required by the fiduciary obligations of the Board of Directors, determined taking into account the written advice of its counsel, Parent or any Seller may, in response to an unsolicited, bona fide written Acquisition Proposal, participate in discussions or negotiations with, or furnish information with respect to the Companies and the Subsidiaries pursuant to a customary confidentiality agreement (as determined by Parent's counsel and reasonably acceptable to Buyer) to, any person. Parent and the Seller shall (i) promptly inform Buyer of their receipt of any written Acquisition Proposal and the identity of the person making such proposal, (ii) provide Buyer with a copy of such Acquisition Proposal, unless, based on the written advice of its counsel, the Board determines it would be a breach of its fiduciary obligations to provide a copy thereof to Buyer, and (iii) keep Buyer fully informed of the status of any such Acquisition Proposal.


                                    ARTICLE V

                               COVENANTS OF BUYER

     Buyer hereby covenants and agrees with Parent and the Sellers as follows:

          5.01. Cooperation by Buyer. From the date hereof and prior to the Closing, Buyer will use its reasonable efforts, and will cooperate with Parent and the Sellers, to: (i) secure all necessary consents, approvals, authorizations, exemptions and waivers from, and make or cause to be made all necessary filings with, third parties (including pursuant to the HSR Act) as shall be required in order to enable Buyer to effect the transactions contemplated hereby; (ii) defend any lawsuits or other legal proceedings (whether judicial or administrative) challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed; (iii) fulfill or obtain the fulfillment of all other conditions to Closing; and (iv) otherwise cause the consummation of such transactions in accordance with the terms and conditions hereof.

          5.02. Books and Records; Personnel. For a period of seven years from the Closing Date:

              (a) Buyer shall not, and shall cause the Companies and the Subsidiaries not to, dispose of or destroy any of the books and records of the Companies or the Subsidiaries relating to periods prior to the Closing ("Books and Records") without first offering to turn over possession thereof to Parent and the Sellers by written notice to Parent and the Sellers at least 30 days prior to the proposed date of such disposition or destruction.

              (b) Buyer shall, and shall cause the Companies and the Subsidiaries to, allow Parent and the Sellers and their agents access to all Books and Records during normal working hours at Buyer's principal place of business or at any location where any Books and Records are stored, and Parent and the Sellers shall have the right, at their own expense, to make copies of any Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of business of Buyer, any Company or any Subsidiary.

              (c) Buyer shall, and shall cause the Companies and the Subsidiaries to, make available to Parent and the Sellers upon reasonable written request (i) copies of any Books and Records, (ii) personnel of Buyer, any Company or any Subsidiary to assist Parent and the Sellers in locating and obtaining any Books and Records at such times as Buyer shall reasonably determine, and (iii) any personnel of Buyer, any Company or any Subsidiary whose assistance or participation is reasonably required by Parent and the Sellers or any of their affiliates in anticipation of, or preparation for, existing or future Litigation or other such matters in which Parent and the Sellers or any of their affiliates are involved at such times as Buyer shall reasonably determine. Parent and the Sellers shall reimburse Buyer or the Companies for the reasonable out-of-pocket expenses incurred by any of them in performing the covenants contained in this Section 5.02(c).

              (d) The foregoing provisions of this Section 5.02 shall be in addition to the obligations of Buyer under Sections 6.01(g) and 11.02(c)(ii).

          5.03. Further Assurances. At any time or from time to time after the Closing, Buyer shall, at the request of Parent and the Sellers and at the Parent's and Sellers' expense, execute and deliver any further instruments or documents and take all such further action as Parent and the Sellers may reasonably request in order to effectuate the consummation of the transactions contemplated hereby.

          5.04. Release of Guaranties. Buyer shall use reasonable efforts to have Parent and the Sellers released from any liability under obligations of Parent or any Seller in favor of any Company or any Subsidiary or the guarantees by or from Parent or any Seller of the obligations of any Company or any Subsidiary (collectively, the "Existing Guaranties") and to have the Existing Guaranties terminated as promptly as practicable following the Closing, but in no event later than 90 days after the Closing Date. Buyer agrees to indemnify, defend and hold harmless Parent and the Sellers from any loss, including as a result of any payments made by Parent or any Seller under the Existing Guaranties that may be suffered or incurred by Parent or any Seller pursuant to the Existing Guaranties following the Closing. Section 5.04 of the Disclosure Schedule sets forth a list of the Existing Guarantees.


                                   ARTICLE VI

                              ADDITIONAL COVENANTS

          6.01. Taxes. (a) Returns. (1) Consolidated Returns. Buyer shall cause each Company and each Subsidiary to consent to join, for all taxable periods of the Companies and the Subsidiaries ending on or before the Closing Date for which each of the Companies and the Subsidiaries are eligible to do so, in any consolidated, combined or unitary federal, state, local and foreign income and franchise tax returns which Parent or Seller shall request them to join. Parent and the Sellers shall cause to be prepared and filed all such consolidated, combined or unitary returns. Buyer agrees to cooperate with Parent and the Sellers and their affiliates in the preparation of the portions of such returns pertaining to the Companies and the Subsidiaries, and hereby agrees to take no position inconsistent with the Companies and the Subsidiaries being members of such groups. Parent and the Sellers shall cause to be timely paid all taxes to which such returns relate for all periods covered by such returns.

                    (2) Other Pre-Closing Returns. Parent and the Sellers shall cause to be prepared and Buyer shall cause to be timely filed all required state, local and foreign income and franchise tax returns of the Companies and the Subsidiaries (other than those to be filed by Parent and the Sellers pursuant to Section 6.01(a)(1)) for any period which ends on or before the Closing Date, for which returns have not been filed as of such date. Buyer and its affiliates, including the Companies and the Subsidiaries after the Closing Date, shall cooperate with Parent and the Sellers and their affiliates in the preparation of such returns. Parent and the Sellers shall provide such returns to Buyer not less than five days before the due date (including extensions) for filing such returns.

                    (3) Straddle Returns. Buyer shall cause to be prepared and timely filed all required state and local income and franchise tax returns and foreign income tax returns of each of the Companies and the Subsidiaries for taxable periods beginning before and ending after the Closing Date ("Straddle Returns"). At least 15 days prior to the filing of any Straddle Returns required to be caused to be filed by Buyer pursuant to the preceding sentence, Buyer shall submit for its approval copies of such returns to Parent and the Seller (directly or indirectly) of the Company or the Subsidiary to which such Straddle Return relates, which approval shall not be unreasonably withheld. In the event of a dispute with respect to any Straddle Returns, Buyer shall determine the final form of such returns without prejudice to Parent's and such Seller's right to dispute the amount of "Pre-Closing Taxes" (as defined in Section 6.01(b)). All such returns shall be made, to the extent permitted by law, in a manner consistent with prior practice with respect to each of the Companies and the Subsidiaries.

               (b) Payments. Buyer shall timely cause to be paid all taxes with respect to the returns to be caused to be filed by Buyer pursuant to Section 6.01(a)(2) and Section 6.01(a)(3). Such taxes to be caused to be paid by Buyer, to the extent attributable to any period or portion of a period ending on or before the Closing Date, shall be referred to herein as "Pre- Closing Taxes". Parent and the Seller (directly or indirectly) of the Company or the Subsidiary to which such return relates shall pay to Buyer an amount equal to the Pre-Closing Taxes due with respect to any such returns caused to be filed by Buyer (after taking into account any estimated taxes previously paid and net of any tax benefits to Buyer or any of its affiliates, including each of the Companies and the Subsidiaries) in excess of the amount reflected as a liability for income and franchise taxes on the relevant Closing Date Balance Sheet. Where the Pre- Closing Taxes involve a period which begins before and ends after the Closing Date (a "Straddle Period"), such Pre-Closing Taxes shall be calculated as though the taxable year of each Company and each Subsidiary terminated at the close of business on the Closing Date; provided, however, that, in the case of a franchise tax not based on income, receipts, proceeds, profits or similar items, Pre-Closing Taxes shall be equal to the amount of franchise tax for the taxable year, multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the taxable year through the Closing Date and the denominator of which shall be the number of days in the taxable year. Subject to Parent's and a Seller's right to dispute the amounts of any Pre-Closing Taxes, any amounts owed by Parent and a Seller to Buyer pursuant to this paragraph (b) shall be paid by such Seller within the later of ten days of Buyer's request therefor or ten days prior to the date on which Buyer is required to cause to be paid the related tax liability. Parent and the Sellers, on the one hand, and Buyer, on the other hand, shall seek in good faith to resolve any dispute with respect to the amount of Pre-Closing Taxes. If Parent and the Sellers and Buyer are unable to resolve any such dispute, the amount of Pre-Closing Taxes shall be determined by the Arbitrator, selected in the manner provided in Section 1.03(b)(iii) hereof, whose decision shall, in the absence of manifest error, be binding on the parties hereto. The party in any arbitration whose position is closest to the final decision of the Arbitrator (based on the final positions of the parties submitted to the Arbitrator) shall be entitled to an award of the cost of such arbitration (including the fees of an arbitrator); provided, however, that if the Arbitrator finds the circumstances so warrant, he may divide the cost of such arbitration (including the fees of the Arbitrator) between the parties thereto in a manner he sees fit .

               (c) Refunds. Any refunds or credits of federal, state, local or foreign income and franchise taxes (including any interest thereon) received by or credited to any Company or any Subsidiary attributable to periods ending on or prior to the Closing Date or to Straddle Periods (in the case of Straddle Periods, which were not borne by Buyer) (collectively, "Sellers' Refunds"), other than any such refunds or credits reflected on the Closing Date Balance Sheet, shall be for the benefit of Parent and the Sellers, and Buyer shall use its reasonable efforts to obtain any Sellers' Refunds and shall cause the Companies and the Subsidiaries to pay over to Parent and the Sellers any Sellers' Refunds, net of any tax costs to Buyer or any of its affiliates, including each of the Companies and the Subsidiaries, immediately upon receipt thereof. In addition, if the Pre-Closing Taxes with respect to a Straddle Period of any Company or any Subsidiary are less than the payments previously made by or credited to such Company or Subsidiary with respect to such Straddle Period, Buyer shall cause such Company or Subsidiary to pay to Parent and the Sellers the excess of such previous payments over such Pre-Closing Taxes immediately upon such Company or Subsidiary receiving the benefit of such excess payments through a reduction in any tax payment required to be made by such Company or Subsidiary after the Closing.

               (d) Parent's and Sellers'  Indemnification  of Buyer.  Subject to
Section 6.01(e), if the Closing shall occur, and subject to Buyer fulfilling its obligations under Section 6.01(f), Parent and the Sellers will indemnify and hold harmless Buyer and each of the Companies and the Subsidiaries against any and all liability (including, without limitation, interest, additions to tax and penalties, but net of any tax benefits to Buyer or any of its affiliates, including any Company or any Subsidiary) for (i) federal, state, local and foreign income and franchise taxes and all wage, income, foreign and other withholding taxes assessed against any Company or any Subsidiary with respect to all taxable periods of any of the Companies or the Subsidiaries ending on or prior to the Closing Date, (ii) Pre-Closing Taxes that relate to a Straddle Period, and (iii) federal, state, local and foreign income and franchise taxes of any member (other than any Company or any Subsidiary) of any affiliated group of which a Seller is a member assessed against any Company or any Subsidiary for any taxable period ending on or prior to the Closing Date by reason of any Company or any Subsidiary being severally liable for the entire tax of such affiliated group pursuant to treasury regulations 1.1502-6 or any analogous state or local tax provision to the extent the aggregate amount of any tax described in clauses (i), (ii) and (iii) exceeds the amount reserved or accrued for income and franchise taxes on the relevant Closing Date Balance Sheet.

               (e) Buyer's Indemnification of Parent and the Sellers. It is understood by the parties hereto that Parent and the Sellers shall not indemnify Buyer or any of its affiliates and instead that Buyer shall, if the Closing shall occur, pay, or cause to be paid, and Buyer, the Companies and the Subsidiaries shall jointly and severally indemnify Parent and the Sellers and their affiliates against and hold them harmless from any liability for taxes, additions to tax, interest, penalties or other tax detriment (which, if Section 338(h)(10) Elections are not made with respect to a Company and its Subsidiaries as described below, shall include, but not be limited to, the utilization of any net operating loss or capital loss or the utilization of any tax credits or other tax attributes by such Company and its Subsidiaries) arising from (i) any action by Buyer or any affiliate of Buyer (including any Company and any Subsidiary) on the Closing Date, including without limitation, any sale or other disposition of assets by any Company or any Subsidiary on the Closing Date ("Buyer's Taxes"), (ii) if Section 338(h)(10) Elections are not made with respect to a Company and its Subsidiaries as described below, (a) any election or deemed election under Section 338(g) of the Code with respect to such Company and its Subsidiaries and (b) all other tax liabilities of such Company and its Subsidiaries in connection with the operations of such Company and its Subsidiaries on the Closing Date and (iii) failure of Simon Ireland to make timely payments of PAYE/PRSI taxes for taxable periods beginning on or after the Closing Date.

               (f) Audits. Buyer shall promptly notify Parent and the Sellers in writing upon receipt by Buyer or any affiliate of Buyer (including any Company or any Subsidiary after the Closing Date) of notice of any pending or threatened federal, state, local or foreign tax audits or assessments which may affect the tax liabilities of the Companies or the Subsidiaries and for which Parent and the Sellers would be liable under Section 6.01(d). Parent and the Sellers shall have the sole right to represent the interests of each Company and each Subsidiary in any federal, state, local or foreign tax matter, including any audit or administrative or judicial proceeding or the filing of any amended return, which involves a refund to which Parent and the Sellers would be entitled under Section 6.01(c) or a tax liability or potential tax liability for which Parent and the Sellers would be liable under Section 6.01(d) (a "Tax Matter"), and to employ counsel of their choice at their expense. With respect to any Company or Subsidiary for which a Section 338(h)(10) election is not made, Parent and the Sellers shall not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld), settle any Tax Matter or take any other action in connection with a Tax Matter that would adversely affect such Company or Subsidiary. Buyer agrees that it will cooperate fully with Parent and the Sellers and their counsel in the defense or compromise of any Tax Matter. In no case shall Buyer or any Company or any Subsidiary settle or otherwise compromise any Tax Matter without the prior written consent of Parent and the Sellers.

               (g) Cooperation. After the Closing Date, Buyer, Parent and each Seller shall make available to the other, as reasonably requested, all information, records or documents relating to tax liabilities or potential tax liabilities of each of the Companies and the Subsidiaries for all periods prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof. Buyer shall prepare and provide to Parent and a Seller such federal, state, local and foreign tax information packages as Parent and such Seller shall request for the use of Parent and such Seller in preparing any tax return that relates to any Company or any Subsidiary. Such tax information packages shall be completed by Buyer and provided to Parent and a Seller within 45 days after a request of Parent and such Seller therefor. Notwithstanding any other provisions hereof, each party shall bear its own expenses in complying with the foregoing provisions.

               (h) Section 338 Elections and Forms. (1) If Buyer requests within 90 days following the Closing, Parent and a Seller shall join with Buyer in making elections under Section 338(h)(10) of the Code, and the regulations promulgated thereunder, and any applicable analogous provision of state or local law, with respect to the sale and acquisition of the stock of any one or more of the Companies and their Subsidiaries hereunder (the "Section 338(h)(10) Elections").

                    (2) In the case of any Section 338(h)(10) Elections that are made in accordance with Section 6.01(h)(1) hereof,

               (a) Buyer shall be responsible for the preparation and timely filing of all returns (other than income and franchise tax returns the responsibility for the preparation and filing of which is governed by Section 6.01(a)), documents, statements and other forms required to be filed with any federal, state or local taxing authority in connection with the Section 338(h)(10) Elections (the "Section 338 Forms"); provided, however, that Parent and the relevant Seller shall be solely responsible for calculating the gain or loss resulting from making the Section 338(h)(10) Elections;

               (b) Parent and the relevant Seller shall cooperate with Buyer to enable Buyer to prepare and file all Section 338 Forms and shall execute and deliver to Buyer such documents or forms as are required by the Code or the regulations promulgated thereunder (and any applicable analogous provision of state or local law) to properly complete the Section 338 Forms, provided that such material is completed and delivered by Buyer to Parent and such Seller for execution at least 60 days prior to the date Buyer wishes to file such material; and,

               (c) The Purchase Price, liabilities of the relevant Company and its Subsidiaries, and other relevant items, shall be allocated in accordance with the rules of Section 338 of the Code and the regulations promulgated thereunder. Such allocation shall be set forth on a schedule which shall be prepared jointly by Buyer, Parent, and the relevant Seller within 120 days following the Closing Date. All allocations contained in such schedule shall be used by each party and their affiliates in preparing the Section 338 Forms and all relevant income and franchise tax returns.

               (d) Tax Sharing. Other than pursuant to this Section 6.01, as of the Closing Date, none of the Companies or the Subsidiaries shall have any further rights or obligations under any tax-sharing agreement amongst any of them and Parent, any Seller and/or any of their affiliates.

         6.02. Corporate Name. (a) Buyer acknowledges that Parent and the Sellers have the absolute and exclusive proprietary right to all names, marks, trade names, trademarks, service names and service marks (collectively, "Names") incorporating "Simon" or any similar Name and to all corporate symbols or logos (collectively, "Logos") incorporating "Simon" or any similar Name, all right of Parent, the Sellers and their respective affiliates to which and the goodwill represented thereby and pertaining thereto are being retained by Parent and the Sellers. Buyer agrees that it will not, and will cause the Companies and the Subsidiaries not to, use the Name "Simon" or any similar Name or any Logo incorporating such Name or any similar Name in any manner including in connection with the sale of any products or services or otherwise in the conduct of its business, except as expressly permitted by paragraph (b) of this Section
6.02. Within five business days following the Closing, Buyer shall cause the Companies and the Subsidiaries to amend their respective charter to eliminate the word "Simon" from their corporate Name. Parent and the Sellers acknowledge that the Companies and the Subsidiaries have a proprietary right as between Parent and the Sellers, on the one hand, and the Companies and Subsidiaries, on the other hand, to the 'S' shaped Logo as set forth in Section 6.02(a) of the Disclosure Schedule.

               (b) For a period of 18 months from the Closing Date (the "Logo Window Period"), in the case of the "Simon" Logo set forth in Section 6.02(b) of the Disclosure Schedule (the "Simon Logo"), and three years, in the case of the "Simon" Name, from the Closing Date (the "Name Window Period"), Parent shall and hereby irrevocably grants the Companies and the Subsidiaries the right to use the Simon Logo and the "Simon" Name in connection with the operation of the businesses of the Companies and the Subsidiaries as currently conducted including, during the Logo Window Period and the Name Window Period, respectively, to (i) use any molds or castings included in the equipment or machinery owned by the Companies and the Subsidiaries despite the appearance thereon and on the products manufactured therewith of the Name "Simon" or the Simon Logo, (ii) sell all such products produced by the Companies or the Subsidiaries and (iii) use any other assets on hand at the Companies and the Subsidiaries, including, without limitation, any catalogs, invoices, packaging material or stationery, bearing the Simon Name or the Simon Logo. Immediately upon the expiration of the Logo Window Period and the Name Window Period, as the case may be, Buyer shall, and shall cause the Companies and the Subsidiaries to, cease to use in any manner the Name "Simon" or the Simon Logo incorporating such Name and remove or obliterate such Name or the Simon Logo from any molds, castings, products or other assets and clearly and prominently mark the new name of the Companies and the Subsidiaries thereon. At all times following the Closing, Buyer shall indicate that neither Buyer nor the Companies and the Subsidiaries are affiliated with Parent, the Sellers or any of their affiliates. Parent hereby grants to Buyer and the Companies and the Subsidiaries an irrevocable non-exclusive, royalty-free license to use the Name "Simon" during the Name Window Period and to the Simon Logo during the Logo Window Period for the purposes specified in the first sentence of this Section 6.01(b).

               (c) Buyer shall ensure that any products bearing the Simon Logo, the Name "Simon" or any similar Name or any Logo incorporating such Name or any similar name sold by the Companies pursuant to paragraph (b) of this Section
6.02 shall meet the quality standards of the Sellers as such standards exist on the date hereof, and the Sellers shall have access to the premises of Buyer and the Companies and the Subsidiaries at reasonable times and upon reasonable notice to satisfy themselves as to such quality.

               (d) Buyer shall, and shall cause the Companies and the Subsidiaries to, indemnify Parent, the Sellers and their affiliates and hold them harmless against any and all Losses incurred or suffered by any of them arising out of or resulting from the use of the Name "Simon" or any similar Name or any Logo incorporating such Name or any similar Name by Buyer or any Company or any Subsidiary after the Closing, whether or not such use is authorized under paragraph (b) of this Section 6.02.

         6.03. Cella Name. Buyer acknowledges that, after the Closing, Parent, the Sellers, Buyer, Simon-Cella and their respective affiliates will not have any right or license to, and will not be entitled to use, the name "Cella" or any Name or Logo incorporating Cella. Within five business days following the Closing, Buyer shall cause Simon-Cella to amend its charter to eliminate the word "Cella" from its corporate Name. After the Closing, Buyer agrees that it will not, and it will cause the Companies and the Subsidiaries not to, use the Name "Cella" or any similar Name or any Logo incorporating such Name or any similar Name in any manner, including in connection with the sale of any of Simon-Cella's products or services or otherwise in the conduct of its business. Buyer shall, and shall cause the Companies and the Subsidiaries to, jointly and severally indemnify the Parent, the Sellers and their affiliates and hold them harmless against any losses incurred by them arising out of or resulting from the use by Buyer, any Company or any Subsidiary of the Name "Cella" after the Closing.

         6.04. Simon LTI, Simon Duplex and Simon (UK). Prior to the three year anniversary of the Closing Date, Buyer shall not, and shall cause the Companies and the Subsidiaries not to, solicit the employment of or enter into any discussions with respect to the employment of any officer or employee of Simon LTI, Simon Duplex or Simon (UK) or encourage any officer or employee of Simon LTI, Simon Duplex or Simon (UK) or their successors and assigns to resign or quit, without the written consent of Parent or SUSHI or their successors and assigns (which consent may be withheld in their absolute discretion). From and after the Closing Date, Buyer shall not, and shall cause the Companies and the Subsidiaries not to, disclose to any person or entity, without the written consent of Parent or SUSHI (which consent may be withheld in their absolute discretion), any confidential information of whatever nature regarding the business or operations of Simon LTI, Simon Duplex or Simon (UK) or their successors and assigns in the possession of the Buyer or any Company or any Subsidiary on the Closing Date; unless such information is now or shall hereafter have specifically entered into the public domain (otherwise than as a consequence of unauthorized disclosure by Buyer, any Company or any Subsidiary or any of their employees or representatives) or such disclosure is required by law or in response to a valid order of any court or governmental agency of competent jurisdiction; provided that Simon LTI, Simon Duplex or Simon (UK) or their successors and assigns shall have been given notice and the disclosing party shall limit the confidential information disclosed only to that information which counsel advises the disclosing party is legally required and uses its best efforts to limit the use of such information for the purposes for which the order was issued and to otherwise preserve the confidentiality of such information.

         6.05. Cash Management. (a) As part of the cash management program of Telelect, Simon Aerials, their subsidiaries (collectively, the "U.S. Corporations") and SUSHI, the U.S. Corporations maintain separate controlled disbursement checking accounts at The Fifth Third Bank (collectively, the "Disbursement Accounts") on which checks and drafts in respect of the U.S. Corporations are drawn and which are funded by SUSHI. At the Closing, the Disbursement Accounts, and all cash contained therein, shall be assigned by the Companies and the Subsidiaries to SUSHI. Any Disbursement Account in the name of a party other than the Companies or the Subsidiaries shall not be assigned to the Companies, Subsidiaries or Buyer. From and after the Closing, Buyer shall not write any checks drawn on the Disbursement Account, and SUSHI shall be responsible to fund the Disbursement Accounts in amounts sufficient to pay all checks and drafts in respect of the U.S. Corporations that are written but not presented for payment prior to the close of business on the day immediately preceding the Closing Date.

               (b) Also as part of the cash management program of SUSHI and the U.S. Corporations, SUSHI maintains separate lockbox collection accounts in respect of each U.S. Corporation (collectively, the "Lockbox Accounts") from which the available cash balances are transferred daily to a central account maintained by SUSHI. SUSHI shall be entitled, prior to the Closing, to collect and retain the proceeds of all items received in the Lockbox Accounts or otherwise in respect of the U.S. Corporations (including the amount of any checks received by the U.S. Corporations), and all other cash on hand (including any cash held in any bank accounts of the U.S. Corporations), through the close of business on the day immediately preceding the Closing Date (the "Pre-Closing Cash"); provided, however, that SUSHI may at its option not collect but leave in the Lockbox Accounts or other locations of the U.S. Corporations all or any portion of the Pre-Closing Cash, and the aggregate amount of such uncollected Pre-Closing Cash shall be paid to SUSHI together with and in the same manner as the Purchase Price; provided, further, however, that SUSHI shall leave in each bank account of the Companies and the Subsidiaries (other than the Disbursement Accounts) cash in an amount sufficient to cover all checks written on that account but not presented for payment as of the close of business on the day preceding the Closing Date. If after the Closing it is determined that the amount of Pre-Closing Cash is greater or less than the sum of the amount, if any, that was collected by SUSHI and the amount, if any, that was uncollected and paid together with the Purchase Price, Buyer shall pay SUSHI or SUSHI shall pay Buyer, as applicable, the difference between the two amounts promptly after such determination. Any cash received in the Lockbox Accounts on or after the Closing Date in respect of a receivable reflected in the Closing Date Balance Sheet shall be paid by SUSHI to the Company or Subsidiary to which such cash is attributable promptly following receipt thereof. Parent and the Sellers shall use reasonable efforts to transfer the Lockbox Accounts to the Companies and the Subsidiaries as soon as practicable following the Closing, free and clear of any Encumbrances.

               (c) Parent and Simon Overseas shall ensure that any cash aggregate overdraft balance for Simon Ireland or Simon Cella as of the Closing Date shall be not less than zero.

         6.06. Changes to Representations and Warranties. Parent and the Sellers, on the one hand, and Buyer, on the other hand, each hereby agree that they shall promptly notify the other party if, prior to the Closing, they have actual knowledge that any representation or warranty in this Agreement is or has become untrue in any material respect or that the information in the Disclosure
Schedule is or has become inaccurate in any material respect. For the purpose of this Section 6.06, the actual knowledge of Parent and the Sellers means the actual knowledge of Dr. Maurice Dixson, Timothy J. Redburn, Richard J. Catt, Gary Gottshalk, Edward Duffy or David Goelzer, and the actual knowledge of Buyer means the actual knowledge of Ronald M. DeFeo, David L. Langevin, Joseph Apuzzo, Cecelia Neumann or Marvin B. Rosenberg.


                                   ARTICLE VII

                        CONDITIONS TO BUYER'S OBLIGATIONS

     The obligation of Buyer to purchase and pay for the Shares shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the conditions set forth in this Article VII. It is agreed that Buyer's obligation to consummate the transactions contemplated by this Agreement is not subject to receipt of any financing.

         7.01. Representations, Warranties and Covenants of the Sellers. The Sellers shall have performed or complied in all material respects with their agreements and covenants contained herein required to be performed or complied with on or prior to the time of Closing, and the representations and warranties of the Sellers contained herein shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent that any such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date, provided, further that for purposes of this Section 7.01, a representation and warranty shall not be deemed to be untrue to the extent that such failure to be untrue does not have a Material Adverse Effect. Notwithstanding anything to the contrary herein, Buyer shall not be relieved of its obligation to purchase and pay for the Shares by reason of the Sellers' breach of any of their representations and warranties or covenants unless such breach has a Material Adverse Effect. Buyer shall have received a certificate of each Seller, dated the Closing Date and signed by an authorized officer of such Seller, certifying as to the performance of all agreements and covenants and the accuracy of the representations and warranties of the Sellers contained herein as of the Closing Date, as amended or modified by any amendments or modifications to the Disclosure Schedule or as set forth in such certificate, with respect to such Seller (the "Sellers' Certificates"). Buyer's acceptance of the Sellers' Certificates shall not constitute a waiver by Buyer of any of its rights under this Agreement or under applicable securities laws.

         7.02. No Prohibition. No statute, rule or regulation or injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which prohibits Buyer from consummating the transactions contemplated hereby.

         7.03. Governmental Consents. The applicable waiting period under the HSR Act shall have expired or been terminated and all other consents, approvals, authorizations, exemptions and waivers from governmental agencies that shall be required in order to enable Buyer to purchase the Shares shall have been obtained

         7.04. Intercompany Accounts. The Sellers shall have contributed any intercompany account balances (as described in Section 1.03(b)(i)(A)) owed to them by any Company or any Subsidiary to the capital of such Company or Subsidiary, or, at the options of the Sellers with respect to Simon Ireland, Simon Cella, Sim-Tech Management and/or Simon-Tomen, deemed any intercompany account repaid with the portion of the Purchase Price allocable to such Company, and shall have repaid any intercompany account balances owed by them to any Company or any Subsidiary.

         7.05. FIRPTA. SUSHI shall have delivered to Buyer a valid certification of non-foreign status pursuant to Section 1445(b)(2) of the Code and Treasury Regulation Section 1.1445- 2(b)(2). Such certification shall conform to the model certification provided in Treasury Regulation Section 1.1445-2(b)(2)(iii)(B), or shall be in form and substance otherwise satisfactory to Buyer.

         7.06. Consents. The Sellers shall have obtained all written consents, assignments, waivers (including, without limitation, waivers of any rights of first refusal) or authorizations set forth in Section 7.06 of the Disclosure Schedule.

         7.07. Release of Encumbrances. The Companies and the Subsidiaries shall have been released from the Encumbrances set forth in Section 7.07 of the Disclosure Schedule.

         7.08. Resignation of Officers and Directors. Buyer shall have received the resignations, effective as of the Closing, of (i) as a director, each director of the Companies and the Subsidiaries and (ii) as an officer, those officers of the Companies and the Subsidiaries that are set forth in a written notice provided by Buyer to the Sellers and Parent at least two weeks before the Closing Date.

         7.09. Books and Records. The Sellers shall have delivered to Buyer the books and records of the Companies and the Subsidiaries.


                                  ARTICLE VIII

            CONDITIONS TO PARENT'S AND THE SELLERS' OBLIGATIONS

     The obligation of the Sellers to sell the Shares shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

         8.01. Representations, Warranties and Covenants of Buyer. Buyer shall have performed or complied in all material respects with its agreements and covenants contained herein to be performed or complied with on or prior to the time of Closing, and the representations and warranties of Buyer contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent that any such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. Parent and the Sellers shall have received a certificate of Buyer, dated the Closing Date and signed by an authorized officer of Buyer, certifying as to the fulfillment of the condition set forth in this Section 8.0l (the "Buyer's Certificate"). Parent's and the Sellers' acceptance of the Buyer's Certificate shall not constitute a waiver of any of their rights under this Agreement or under applicable securities laws.

         8.02. No Prohibition. No statute, rule or regulation or injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which prohibits Parent or the Sellers from consummating the transactions contemplated hereby.

         8.03. Governmental Consents. The applicable waiting period under the HSR Act shall have expired or been terminated and all other consents, approvals, authorizations, exemptions and waivers from governmental agencies that shall be required in order to enable the Sellers to sell the Shares to Buyer shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit such sale or render such sale illegal).

         8.04. Shareholder Approval. The shareholders of Parent shall have approved the transactions contemplated by this Agreement by the requisite vote in accordance with applicable law.

         8.05. Lender Consent and Releases. On or prior to the Closing Date, Parent's and SUSHI's lenders shall have released the Companies and the Subsidiaries from any guarantees executed by them in favor of such lenders.

         8.06. Books and Records. Buyer shall have delivered to the Sellers and Parent the books and records of Parent, the Sellers and any subsidiary of the Sellers, including, without limitation, Simon LTI and Simon Duplex, not purchased by Buyer.


                                   ARTICLE IX

               EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS

         9.01. Definitions. (a) The term "Business" shall mean individually and collectively (i) the Companies and the Subsidiaries and (ii) Sellers and their affiliates and any predecessor to any of the foregoing but only with respect to the Companies and the Subsidiaries.

               (b) The term "Employees" shall mean all current employees (including those on layoff, disability or leave of absence, whether paid or unpaid), former employees and retired employees of the Business and the term "Employee" shall mean any of the Employees.

               (c) The term "Company Benefit Plans" shall mean each and all "employee benefit plans" as defined in Section 3(3) of ERISA, maintained or contributed to by the Business or in which the Business participates or participated and which provides benefits to Employees or their spouses or covered dependents, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA and (ii) any such plans that are "employee pension benefit plans" as defined in Section 3(2) of ERISA.

               (d) The term "Benefit Arrangements" shall mean each and all pension, supplemental pension, basic and supplemental accidental death and dismemberment, basic and supplemental life and health insurance and benefits (including medical, dental and hospitalization), savings, bonus, deferred compensation, incentive compensation, business travel and accident, holiday, vacation, severance pay, salary continuation, sick pay, sick leave, short and long term disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit and other employee benefit arrangements, plans, contracts (other than individual employment, consulting or severance contracts), policies or practices of the Business providing employee or executive compensation or benefits to Employees, other than the Company Benefit Plans.

               (e) The term "9.01(e) Employees" shall mean the individuals set forth in Section 9.01(e) of the Disclosure Schedule.

         9.02. Employment. Nothing contained herein shall confer any third-party beneficiary right (actual or implied) upon any Employee of the Companies or the Subsidiaries or obligate Buyer to continue any Employee in its employ or the employ of the Companies or the Subsidiaries for any specified period of time or at any specified salary, wages or benefits after the Closing Date. As of the Closing Date, Buyer shall cause the Companies and the Subsidiaries to assume all obligations of SUSHI or Simon Access Limited under the employment agreements with the Section 9.01(e) Employees, except that the Companies and the Subsidiaries shall not assume any obligation in respect of any retention bonus or stay-pay arrangement payable to any Employee or 9.01(e) Employee upon consummation of the transactions contemplated hereby.

         9.03. Simon U.S. Retirement Plan. (a) Effective as of the Closing Date, all Employees and 9.01(e) Employees, except for former employees and retired employees of the Business, who were immediately prior to the Closing Date participants in the Simon United States Holdings Inc. 401(k) Retirement Plan (formerly known as the Simon U.S. Retirement Plan) (the "Simon Retirement Plan") (the "Retirement Plan Transferees") shall become participants in the Terex Corporation and Affiliates 401(k) Retirement Plan (the "Buyer's Retirement
Plan") and shall cease to be  participants  in the Simon  Retirement  Plan.  The
Retirement Plan Transferees shall receive credit under the Buyer's Retirement Plan for all service credited under the Simon Retirement Plan for purposes of eligibility to participate, eligibility for benefits and vesting under Buyer's Retirement Plan. SUSHI shall take all action necessary to cause the accounts of the Retirement Plan Transferees who, as of the Closing Date, are current Employees and 9.01(e) Employees, to become fully vested under the Simon Retirement Plan.

               (b) Within 60 days after the Closing Date, Buyer shall deliver to SUSHI the most recent favorable determination letter issued by the IRS that the Buyer's Retirement Plan satisfied the requirements for qualification under
Section 401(a) and 401(k) of the Code and a certification in a form reasonably satisfactory to Seller, that either (i) the remedial amendment period under
Section 401(b) of the Code and the regulations thereunder has not yet expired with respect to amendment(s) to the Plan, if any, necessary to maintain the Plan's qualification under Section 401(a) and 401(k) of the Code, or (ii) the Buyer has taken timely action prior to the expiration of the remedial amendment period to maintain that qualification.

               (c) Effective as of the Closing Date or as soon as practicable after the receipt by SUSHI of the determination letter and the certification described in Section 9.03(b), SUSHI shall cause the trustee of the Simon Retirement Plan to transfer to the Buyer's Retirement Plan cash or assets in kind as mutually agreed upon by SUSHI and the Buyer, in an amount equal to the account balances of the Simon Retirement Plan which relate to the Retirement Plan Transferees as of a valuation date (the "Valuation Date") not more than 60 days preceding the date of transfer, and reduced by any benefits paid during the period following such Valuation Date of transfer. Upon the transfer of assets contemplated in this Section 9.03(c), the Simon Retirement Plan shall be relieved of and the Buyer's Retirement Plan shall assume, all liabilities and obligations with respect to the payment of the transferred account balances.

         9.04. Other Benefit Plans. (a) Subject to the specific provisions of Sections 9.03 and the remaining paragraphs of Section 9.04, as of the Closing Date all Employees and all 9.01(e) Employees, except for former employees and retired employees of the Business, shall cease to be covered by the Company Benefit Plans and Benefit Arrangements and shall become covered by and eligible for such employee benefit plans and fringe benefit arrangements, if any, provided by Buyer to similarly situated employees of Buyer and its affiliates. Such Employees and all 9.01(e) Employees shall receive credit for all service with the Parent and the Sellers and their affiliates (including the Companies and the Subsidiaries) and their respective predecessors prior to the Closing Date for all purposes for which such service is recognized under the Buyer's employee benefit plans, provided that, in the event Buyer shall establish a new employee benefit plan, Employees shall not receive credit under such plan for service for periods prior to the earliest date such service is recognized for similarly situated employees of Buyer and its affiliates.

               (b) As of the Closing Date, all Employees and all 9.01(e) Employees and their eligible dependents who were immediately prior to the Closing Date covered as participants or beneficiaries under the Simon United States Holdings Inc. Health and Welfare Benefits Plan (the "Simon Health Plan") (including such Employees and all 9.01(e) Employees and dependents covered under the Simon Health Plan pursuant to COBRA) shall cease to be covered under the Simon Health Plan. Seller shall take, or cause to be taken, all such action as may be necessary to effect such cessation or participation, and the Companies and the Seller shall cease to be participating employers under the Simon Health Plan as of the Closing Date. Effective as of the Closing Date, said Employees and their eligible dependents shall become participants and beneficiaries under the Terex Health Plan (the Buyer's Health Plan) under terms and conditions applicable to similarly situated employees of Buyer and its affiliates and their dependents.

               (c) Buyer shall cause the Buyer's Health Plan to recognize periods of coverage under the Simon Health Plan for the purpose of applying any pre-existing conditions and actively-at- work exclusions set forth by the Buyer's Health Plan and shall provide that any expenses incurred on or before the Closing Date shall be taken into account under such plans for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

               (d) As of the Closing Date, each Company and Subsidiary shall assume all of the liabilities and obligations of the Parent and the Sellers and their affiliates which relate specifically to the Employees employed by the Company or Subsidiary, as the case may be, including all liabilities and obligations under the Company Benefit Plans and Benefit Arrangements and workers' compensation arrangements with respect to the Employees and all 9.01(e) Employees and their dependents and beneficiaries, including, but not limited to,
(i) liabilities and obligations for wages, benefits, compensation, contributions, insurance and health maintenance organization premiums, whether incurred or accrued before, on or after the Closing Date and whether or not reported as of the Closing Date, (ii) liabilities and obligations arising under the continuation coverage requirements of Section 4980B(f) of the Code and
Section 601 of ERISA with respect to all Employees and all 9.01(e) Employees (or any beneficiary or dependent of any Employee) who, as of the Closing Date, have exercised or are eligible to exercise their right to such continuation coverage and (iii) liabilities and obligations to provide post-retirement health and life insurance benefits to Employees and 9.01(e) Employees (whether or not currently retired). Notwithstanding the foregoing sentence, neither the Buyer nor any Company or Subsidiary shall assume any liability or obligation of Seller for benefits accruing after the Closing Date under the Company Benefit Plans or Benefit Arrangements.

         9.05. Severance. Without limiting the generality of Section 9.04, Buyer agrees to provide, or cause the Companies and the Subsidiaries to provide, severance pay and other severance benefits to any Employee or 9.01(e) Employee with a written employment contract disclosed in Section 2.08(a)(v) or 9.01(e) of the Disclosure Schedule, in accordance with any applicable provision of such individual's employment contract.

         9.06. Indemnity. (a) Without limiting the generality of Section 9.04, Buyer, the Companies and the Subsidiaries shall jointly and severally indemnify the Parent and the Sellers and their affiliates and hold each of them harmless from and against any Losses which may be incurred or suffered by any of them,
(i) under the Worker Adjustment and Retraining Notification Act ("WARN") arising out of, or relating to, any actions taken by Buyer or the Companies or the Subsidiaries on or after the Closing Date and (ii) in connection with any claim made by any Employee or 9.01(e) Employee arising out of or relating to the failure by the Companies or the Subsidiaries to continue any particular employee benefit plan or provide any particular employee benefit or level of benefit, and
(b) Parent, Sellers and their affiliates shall jointly and severally indemnify and hold harmless Buyer, the Companies and the Subsidiaries from and against any Losses which may be incurred or suffered by any of them (i) under WARN arising out of, or relating to, any actions taken by Parent or Sellers prior to the Closing Date or (ii) under or pursuant to any Company Benefit Plan and Benefit Arrangement as a result of or related to any employee covered by such plans and arrangements who are not Employees.


                                    ARTICLE X

                          TERMINATION PRIOR TO CLOSING

         10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

               (a) By the mutual written consent of Buyer, Parent and the Sellers; or

               (b) By  Parent  or the  Sellers,  if the  condition  set forth in
Section 8.03 shall not have been satisfied within 45 days after the date of this Agreement; provided, however, if Buyer shall be unable to make its initial filing under the HSR Act within 15 days after the date of this Agreement solely as a result of the failure of Parent and the Sellers to provide timely to Buyer any information that Buyer needs from Parent or the Sellers to complete such filing, the 45-day period shall be extended by one day for each day following such 15-day period through and including the day Parent or the Sellers deliver such information to Buyer; Parent and the Sellers must give notice to Buyer promptly following the expiration of such 45-day period, but in no event more than five days following the expiration of such 45-day period, if they intend to terminate this Agreement pursuant to this clause (b); or

               (c) By either Parent, the Sellers or Buyer in writing, if the Closing shall not have occurred on or before June 30, 1997; provided, however, that such failure to close is not a result of breach by Buyer (in the case of termination by Buyer) or by Parent and/or any Seller (in the case of termination by Parent or the Sellers) of any representation, warranty, covenant, agreement, obligation, or any understanding hereunder.

               (d) By either the Sellers or Buyer in writing, if there shall have been a material breach by the other party of any of its representations, warranties, covenants or agreements contained herein and such breach results in a failure to satisfy a condition to the terminating party's obligation to consummate the transactions provided herein, unless such breach can be remedied with diligent effort in a reasonable period, in which case this Agreement cannot be terminated for such period, not to exceed 15 days, as may be necessary to remedy such breach after actual knowledge of such breach by the breaching party.

         10.02. Effect on Obligations. Termination of this Agreement pursuant to this Article X shall terminate all obligations of the parties hereunder, except for the obligations under Sections 10.02, 11.08 and 11.11 and the last sentence of Section 4.03; provided, however, that termination pursuant to clause (c) or
(d) of Section 10.01 by reason of breaches of representations and warranties or covenants or agreements shall not relieve the defaulting or breaching party (whether or not it is the terminating party) from any liability to the other party hereto.


                                   ARTICLE XI

                                 MISCELLANEOUS

         11.01. Survival. Except as otherwise set forth in this Section 11.01, the representations and warranties made in this Agreement or in any agreement, certificate (including the Sellers' Certificates and the Buyer's Certificate) or other document executed at or prior to the Closing in connection herewith (an "Ancillary Document") shall survive the Closing and shall expire on June 30, 1998 and shall thereupon expire together with any right to indemnification for breach thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty, describing the nature of the breach in reasonable detail, shall have been given prior to such date to the party which made such representation or warranty, in which case such representation and warranty shall survive, to the extent of such claim only, until such claim is resolved, whether or not the amount of the damages or expenses resulting from such breach has been finally determined at the time the notice is given, if, but only if, in the case of a claim made by Buyer by reason of a third party claim, the written notice is accompanied by a copy of the written notice of the third party claimant; and provided that any notice asserting a claim for breach of any of the representations and warranties contained in Section 2.16 (or in the Sellers' Certificates insofar as they pertain to Section 2.16) as to any environmental, health and safety matters) (including, without limitation, any arising under Environmental Laws or Environmental Permits) (an "Environmental Breach") shall not be effective notice unless accompanied by (a) written notice from the applicable regulatory authority, or, if there has been a claim made against Buyer by a third party, the written notice of the third party claimant, alleging the existence of the conditions as to which an Environmental Breach is claimed or (b) a written report from a reputable environmental consulting firm which is not affiliated with Buyer or any Company or Subsidiary, the fees and expenses of which firm shall be borne solely by Buyer, confirming, in reasonable detail, the existence of the conditions as to which an Environmental Breach is claimed). The representations and warranties contained in Sections 2.01, 2.02, 2.03 and 2.14 (and in the Sellers' Certificates insofar as they pertain to Sections 2.01, 2.02, 2.03 and 2.14) shall survive the Closing until the expiration of the applicable statute of limitations (as extended by the application of any tolling principles). The representations and warranties contained in Section 2.06 (and in the Sellers' Certificates insofar as they pertain to Section 2.06) insofar as they relate to any real property owned by the Companies and the Subsidiaries shall expire at the Closing if Buyer, the Companies or the Subsidiaries obtain or have in effect title insurance with respect thereto which covers the matter or matters subject to such breach. The representations and warranties contained in Section 2.16 (and in Sellers' Certificates insofar as they pertain to Section 2.16) shall expire at the third anniversary of the Closing. The covenants and agreements contained herein to be performed or complied with prior to the Closing (and the provisions of the Sellers' Certificates and the Buyer's Certificate pertaining thereto) shall expire at the Closing. The covenants and agreements contained herein to be performed or complied with at or after the Closing, including, without limitation, the indemnification obligations contained in Sections 6.01(d) and (e), shall survive the Closing until the expiration of the applicable statute of limitations (without regard to the application of any tolling principles). Parent's and the Sellers' indemnification obligations set forth in Section 11.02(a)(iii)(y) and (z) shall expire on the ninth anniversary of the Closing Date and in no event shall any Seller be responsible for any Environmental Losses or other Losses incurred, expended or suffered thereafter with respect to matters addressed therein. Subject to the obligations of Buyer in Section 4.07, no investigation by Buyer or on Buyer's behalf heretofore or hereafter conducted shall affect the representations, warranties or covenants of Parent and the Sellers set forth in this Agreement.

         11.02. Indemnification. (a) Parent and the Sellers shall, jointly and severally, indemnify Buyer and its affiliates (including the Companies and the Subsidiaries) and hold each of them harmless from and against, and in respect of, any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, and reasonable costs and expenses (including without limitation reasonable attorneys' fees and expenses) (collectively, "Losses") (net of any tax benefits or insurance recoveries) which are incurred or suffered by any of them (i) by reason of the breach of any of the representations or warranties made by Parent and the Sellers herein or in any Ancillary Document (other than any which do not survive the Closing or which are contained in Section 2.16 hereof), (ii) by reason of the failure by the Sellers to perform or comply with any of the covenants or agreements contained herein (other than those contained in Section 11.02(a)(iii)(y) and (z) herein) or in any Ancillary Document to be performed or complied with by Sellers at or after the Closing; (iii) by reason of Losses which are Environmental Losses which are incurred or suffered by any of them (x) by reason of the breach of any of the representations and warranties made by Seller contained in Section 2.16 herein; (y) arising from, in respect of, incurred as a consequence of or in connection with any and all real property, business entities or assets, whether domestic or foreign, formerly owned, leased or operated by the Companies or the Subsidiaries and not owned, leased or operated by the Companies or any of the Subsidiaries as of the Closing Date; or (z) arising from, in respect of, incurred as a consequence of or in connection with the transport or disposal of any Hazardous Substances to or at any offsite facility or location by the Companies or the Subsidiaries as of the Closing Date or (iv) by reason of any retroactive rate or premium adjustments for workers compensation insurance for periods prior to the Closing Date to the extent not covered by any reserve therefor on the Closing Date Balance Sheet. Notwithstanding the foregoing, all representations and warranties concerning inventory, receivables, reserves and current liabilities and any matters which the parties specifically resolve in connection with the finalization of the Closing Date Balance Sheets, whether as a result of a decision of the Arbitrator or an agreement of the parties, shall not be the basis for an indemnity claim under this Agreement. Any recovery by Buyer and its affiliates for indemnification shall be limited as follows: (1) Buyer and its affiliates shall not be entitled to any recovery unless a claim for indemnification is made in accordance with Sections 11.01 and paragraph
(c)(i) of this Section 11.02 and within the time period of survival set forth in
Section 11.01; (2) Buyer and its affiliates shall not be entitled to recover any amount for indemnification claims under clauses (i) and (iii)(x) of this Section 11.02(a) unless and until the amount which Buyer and its affiliates are entitled to recover in respect of such claims exceeds, in the aggregate, $3 million, and only for individual claims or a series of related claims in excess of $25,000, in which event (subject to clause (3) below) the entire amount which Buyer and its affiliates are entitled to recover in respect of such claims less $1.5 million (the "Deductible") shall be payable; and (3) the maximum amount recoverable by Buyer and its affiliates for indemnification claims under clauses
(i) and (iii)(x) of this Section 11.02(a) shall in the aggregate be equal to $20 million.

               (b) Buyer, the Companies and the Subsidiaries shall, jointly and severally, indemnify Parent, the Sellers and their affiliates and hold each of them harmless from and against all Losses (net of any tax benefit or insurance recovery) which are incurred or suffered by any of them (i) by reason of the breach by Buyer of any of the representations or warranties made by Buyer herein or in any Ancillary Document or (ii) by reason of the failure by Buyer (or, from and after the Closing, the Companies and the Subsidiaries) to perform or comply with any of the covenants or agreements contained herein or in any Ancillary Document to be performed or complied with by either of them at or after the Closing. Any recovery by Parent, any Seller and their affiliates for indemnification shall be limited as follows: (1) Parent, the Sellers and their affiliates shall not be entitled to any recovery unless a claim for indemnification is made in accordance with paragraph (c)(i) of this Section
11.02 and within the time period set forth in Section 11.01 (2) Parent, the Sellers and their Affiliates shall not be entitled to recover any amount for indemnification under clause (i) of this Section 11.02(a) unless and until the amount which Parent, the Sellers and their affiliates are entitled to recover in respect of such claims exceeds, in the aggregate, the Deductible and only for individual claims, or a series of related claims, in excess of $25,000 in which event (subject to clause (3) below) the entire amount which Parent, Sellers and their affiliates are entitled to recover in respect of such claims less the Deductible shall be payable and (3) the maximum amount recoverable by Parent, Sellers or any of their affiliates for indemnification claims under clause (i) of this Section 11.02(a) shall in the aggregate be equal to $20 million.

               (c) (i) In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Section 11.02, the party seeking to be indemnified hereunder (the "Indemnitee") shall assert a claim for indemnification by written notice (a "Notice") to the party from whom indemnification is sought (the "Indemnitor") stating the nature and basis of such claim, and, if such claim is with respect to a third party claim or an Environmental Breach, accompanied by the documentation set forth in Section 11.01. In the case of losses arising by reason of any third party claim, the Notice shall be given within 30 days of the filing or other written assertion of any such claim against the Indemnitee. In the event that a claim for indemnification is not resolved by the Indemnitor and the Indemnitee within 24 months after the date such claim is brought, the Indemnitee shall have 30 days after the expiration of such 24 month period to commence a lawsuit with respect to such claim and if no such lawsuit is commenced by the Indemnitee within such 30- day period, the Indemnitor shall have no further obligation or liability hereunder or otherwise to Buyer and its affiliates with respect to such claim.

                    (ii) The Indemnitee shall provide to the Indemnitor on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnitor reasonable access without cost to all books and records in the possession of, and make available at times reasonably acceptable to Buyer all personnel (including to attend or participate in depositions and/or trials) under the control of, the Indemnitee, which would have bearing on such claim.

                    (iii) In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (x) to conduct any proceedings or negotiations in connection therewith, (y) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee, which consent shall not be unreasonably withheld) and (z) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnitor shall, within 45 days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim. Until the Indemnitee has received notice of the Indemnitor's election whether to defend any claim, the Indemnitee shall take reasonable steps to defend (but may not settle) such claim. If, after assuming the defense of any third party claim the Indemnitor shall determine such claim is not covered by the indemnification provided by this Section 11.02, the Indemnitor may, upon 60 days notice to the Indemnitee, withdraw from the defense of such claim. If the Indemnitor shall decline to assume the defense of any such claim, or shall fail to notify the Indemnitee within 45 days after receipt of the Notice of the Indemnitor's election to defend such claim, the Indemnitee shall defend against such claim (provided that the Indemnitee shall not settle such claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld). The expenses of all proceedings, contests or lawsuits in respect of such claims (other than those incurred by the Indemnitee which are referred to in the second sentence of this subparagraph (iii)) shall be borne by the Indemnitor but only if the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim and, if applicable, only to the extent required by the second sentence of Section 11.02(a). Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. In the case of a claim for indemnification made under Section 11.02(a)(i) or 11.02(b)(i), (a) if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim, then within ten days after the occurrence of a final non-appealable determination with respect to such third party claim, the Indemnitor shall pay the Indemnitee, in immediately available funds, the amount of any Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof, including, without limitation, the second sentence of Section 11.02(a)), and (b) in the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee against such Losses, the Indemnitor shall within ten days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount pay to the Indemnitee, in immediately available funds, the amount of such Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof.

               (d) The provisions of this Section 11.02 shall apply to all claims for indemnification hereunder, except indemnification claims which involve matters addressed by Sections 6.01(d) or 6.01(e), which claims shall be governed by solely such Sections.

               (e) Except as set forth in Sections 5.04, 6.01, 6.02 and 6.03, the indemnification provided in this Section 11.02 shall be the sole and exclusive remedy of Parent, the Sellers and Buyer with respect to this Agreement and the transactions contemplated hereby. All amounts payable by one party in indemnification of the other shall be considered an adjustment to the Purchase Price. Notwithstanding the generality of the foregoing, the indemnification provided in this Section 11.02 relating to environmental, health and safety matters (including, without limitation, any arising under Environmental Laws or Environmental Permits) shall constitute Buyer's sole and exclusive remedy and Buyer hereby waives any rights and remedies that it may otherwise have against Parent, the Sellers and the Companies under any Environmental Laws, including, without limitation, any claims for recovery or contribution under CERCLA, its state analogies or common law.

               (f) In no event shall Parent or the Sellers be liable for loss of profits or consequential damages by reason of a breach of any representation, warranty or covenant made by the Sellers or any of their affiliates in this Agreement or any Ancillary Document.

               (g) Notwithstanding anything in this Agreement to the contrary, neither Parent nor the Sellers shall be responsible for any liability or obligation as a result of Buyers', or the Companies' or the Subsidiaries' failure to comply with applicable law after the Closing.

               (h) Upon making any payment to an Indemnitee for any indemnification claim pursuant to this Section 11.02, the Indemnitor shall be subrogated, to the extent of such payment, to any rights which the Indemnitee may have against any other parties with respect to the subject matter underlying such indemnification claim.

         11.03. Interpretive Provisions. be Whenever used in this Agreement, "to the Sellers' knowledge" or "to the knowledge of the Sellers" shall mean the actual knowledge of those officers and/or employees of the Sellers and Parent who are listed in Section 11.03 of the Disclosure Schedule and "to Buyer's knowledge" or "to the knowledge of Buyer" shall mean the actual knowledge of Buyer and the persons listed in Section 11.03 of the Disclosure Schedule.

               (b) The words "hereof," "herein," "hereby" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision thereof.

               (c) For purposes of this Agreement, the Companies and the Subsidiaries shall be deemed to be affiliates of Parent and the Sellers prior to the Closing and affiliates of Buyer after the Closing.

         11.04. Entire Agreement. This Agreement (including the Disclosure Schedule) and the Confidentiality Agreement constitute the sole understanding of the parties with respect to the subject matter hereof. Matters disclosed by Parent or the Sellers to Buyer pursuant to any Section of this Agreement shall be deemed to be disclosed with respect to all Sections of this Agreement. The Confidentiality Agreement shall survive for the full term thereof in accordance with the terms thereof regardless of the execution of this Agreement but shall terminate upon the consummation of the Closing, except with respect to those matters that were disclosed to Buyer which constitute confidential business information of Parent or any subsidiary of Seller not purchased by Buyer.
Notwithstanding the foregoing, nothing in this Agreement (including the Disclosure Schedule) shall be deemed to expand or restrict the rights of any party hereto under the securities laws of any jurisdiction to the extent such laws are applicable to the transactions contemplated hereby.

         11.05. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by Buyer without the prior written consent of Parent and the Sellers (which may be withheld in their absolute discretion), except that Buyer may, at its election, assign this Agreement to (i) any direct or indirect wholly owned subsidiary or (ii) its lenders in connection with the transactions contemplated by this Agreement, so long as (a) the representations and warranties of Buyer made herein are equally true of such assignee and (b) such assignment does not have any adverse consequences to Parent or the Sellers or any of their affiliates (including, without limitation, any adverse tax consequences or any adverse effect on the ability of Buyer to consummate (or timely consummate) the transactions contemplated hereby), and (c) such assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof as "Buyer," and agreeing to be jointly and severally liable with the assignor and any other assignee for all of the obligations of the assignor hereunder, but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve Buyer of its obligations under this Agreement.

         11.06. Headings. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         11.07. Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         11.08. Expenses. Except as otherwise provided herein, Parent, each Seller and Buyer shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

         11.09. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or by international overnight courier, postage prepaid, if to Parent or the Sellers to:

              Simon Engineering plc
              Simon House
              6 Eaton Gate
              London SWIW 9BJ
              ENGLAND
              Attention:  Richard J. Catt
              Telecopy: 011 441 71 881 2225

         with a copy to:

              Fried, Frank, Harris, Shriver & Jacobson
              One New York Plaza
              New York, New York  10004
              Attention:  Sanford Krieger, Esq.
              Telecopy:  (212) 859-4000

         if to Buyer to:

              Terex Corporation
              500 Post Road East
              Suite 320
              Westport, CT  06880
              Telecopy:  (203) 227-1647
              Attention:  David J. Langevin

         with a copy to:

              Robinson Silverman Pearce Aronsohn & Berman LLP
              1290 Avenue of the Americas
              New York, NY  10104
              Telecopy:  (212) 541-4630
              Attention:  Stuart A. Gordon, Esq.

or at such other address for a party as shall be specified by like notice.

         11.10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 11.09 shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. The party in any Litigation whose position is closest to the final decision of the judge in such Litigation (based on the final positions of the parties prior to commencement of Litigation) shall be entitled to an award of the cost of such Litigation including reasonable fees and disbursements of counsel; provided, however, that if the judge in such Litigation finds the circumstances so warrant, he may divide the cost of such Litigation between the parties thereto in a manner he sees fit.

         11.11. Public Announcements. Neither Parent, any Seller nor Buyer shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as may be required by applicable law or the rules of the New York Stock Exchange, the London Stock Exchange or the City Code on Take-overs and Mergers. If a public statement is required to be made by law or the rules of the New York Stock Exchange, the London Stock Exchange or the City Code on Take-overs and Mergers, the parties shall consult with each other in advance as to the contents and timing thereof.

         11.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         11.13. Currency Conversion. If, for any purpose under this Agreement, including the preparation of any Closing Date Balance Sheet, it is necessary to convert an amount denominated in a currency other than U.S. dollars into U.S. dollars, the parties hereto agree, to the fullest extent they may legally and effectively do so, that the rate of exchange used shall be that published in The Wall Street Journal as the rate to purchase with U.S. dollars the applicable currency in New York, New York on the business day immediately preceding the date as of which such amount is stated or, in the case of any payment, the payment date.

         11.14. Exhibits and Disclosure Schedule. The Disclosure Schedule and the Exhibits hereto are hereby incorporated herein and shall be made a part hereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                               SIMON UNITED STATES HOLDINGS INC.



                               By:________________________________
                               Title:_____________________________


                               SIMON OVERSEAS HOLDINGS LIMITED



                               By:________________________________
                               Title:_____________________________


                               SIMON ENGINEERING plc


                               By:__________________________________
                               Title:_______________________________


                                TEREX CORPORATION


                               By:__________________________________
                               Title:_______________________________